                                                                    EXHIBIT 4.1




          ==========================================================

                            STOCK PURCHASE AGREEMENT

                                    BETWEEN

                               LIBERTE INVESTORS

                                      AND

                            HUNTER'S GLEN/FORD, LTD.

                                January 16, 1996

          ==========================================================

                                                    TABLE OF CONTENTS
                                                                                                  Page
                                                                                                  ----
I.       PURCHASE AND SALE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1
         Section 1.1      Purchase of the Shares  . . . . . . . . . . . . . . . . . . .            1
         Section 1.2      Purchase Price  . . . . . . . . . . . . . . . . . . . . . . .            1
         Section 1.3      Payment . . . . . . . . . . . . . . . . . . . . . . . . . . .            1
         Section 1.4      Transfer Restrictions . . . . . . . . . . . . . . . . . . . .            2
         Section 1.5      Lack of Marketability . . . . . . . . . . . . . . . . . . . .            3
                          (a)    No Registration  . . . . . . . . . . . . . . . . . . .            3
                          (b)    No Transfer  . . . . . . . . . . . . . . . . . . . . .            3
                          (c)    Limited Registration Rights  . . . . . . . . . . . . .            3

II.      CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            3
         Section 2.1      Closing Date  . . . . . . . . . . . . . . . . . . . . . . . .            3
         Section 2.2      Conditions to the Company's and Newco's Obligation to Close .            3
                          (a)    Representations and Warranties . . . . . . . . . . . .            3
                          (b)    Covenants  . . . . . . . . . . . . . . . . . . . . . .            3
                          (c)    Closing Certificate  . . . . . . . . . . . . . . . . .            3
                          (d)    Litigation . . . . . . . . . . . . . . . . . . . . . .            4
                          (e)    Approvals  . . . . . . . . . . . . . . . . . . . . . .            4
                          (f)    Legal Opinion  . . . . . . . . . . . . . . . . . . . .            4
                          (g)    Secretary's Certificate  . . . . . . . . . . . . . . .            4
                          (h)    Other  . . . . . . . . . . . . . . . . . . . . . . . .            4
         Section 2.3      Conditions to the Purchaser's Obligation to Close . . . . . .            4
                          (a)    Representations and Warranties . . . . . . . . . . . .            4
                          (b)    Covenants  . . . . . . . . . . . . . . . . . . . . . .            4
                          (c)    Closing Certificate  . . . . . . . . . . . . . . . . .            4
                          (d)    Litigation . . . . . . . . . . . . . . . . . . . . . .            4
                          (e)    Approvals  . . . . . . . . . . . . . . . . . . . . . .            5
                          (f)    Reorganization . . . . . . . . . . . . . . . . . . . .            5
                          (g)    Listing  . . . . . . . . . . . . . . . . . . . . . . .            5
                          (h)    Environmental Matters  . . . . . . . . . . . . . . . .            5
                          (i)    No Material Adverse Change . . . . . . . . . . . . . .            5
                          (j)    Legal Opinion  . . . . . . . . . . . . . . . . . . . .            5
                          (k)    Secretary's Certificate of the Company . . . . . . . .            5
                          (l)    Secretary's Certificate of Newco . . . . . . . . . . .            6
                          (m)    Other  . . . . . . . . . . . . . . . . . . . . . . . .            6

III.     REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . .            6
         Section 3.1      Representations and Warranties of the Company and Newco . . .            6
                          (a)    Organization . . . . . . . . . . . . . . . . . . . . .            6
                          (b)    Power and Authority  . . . . . . . . . . . . . . . . .            7
                          (c)    Execution, Delivery, and Enforceability  . . . . . . .            7
                          (d)    Consents . . . . . . . . . . . . . . . . . . . . . . .            7
                          (e)    Conflicts  . . . . . . . . . . . . . . . . . . . . . .            7
                          (f)    Compliance With Applicable Laws  . . . . . . . . . . .            7
                          (g)    Permits  . . . . . . . . . . . . . . . . . . . . . . .            8
                          (h)    Registration Rights  . . . . . . . . . . . . . . . . .            8
                          (i)    Compliance with Organizational Documents . . . . . . .            8
                          (j)    Corporate and Accounting Records . . . . . . . . . . .            8
                          (k)    Enforceability of Current Transfer Restrictions  . . .            8
                          (l)    Employee Benefit Plans . . . . . . . . . . . . . . . .            8
                          (m)    Capitalization . . . . . . . . . . . . . . . . . . . .            9

                                                                                                 Page
                                                                                                 ----
                          (n)    Issuance of the Shares . . . . . . . . . . . . . . . .           10
                          (o)    Exchange Act Reports . . . . . . . . . . . . . . . . .           10
                          (p)    Financial Statements . . . . . . . . . . . . . . . . .           10
                          (q)    Material Contracts . . . . . . . . . . . . . . . . . .           11
                          (r)    Investments  . . . . . . . . . . . . . . . . . . . . .           12
                          (s)    Environmental Matters  . . . . . . . . . . . . . . . .           12
                          (t)    Litigation . . . . . . . . . . . . . . . . . . . . . .           12
                          (u)    Taxes  . . . . . . . . . . . . . . . . . . . . . . . .           12
                          (v)    Subsidiaries . . . . . . . . . . . . . . . . . . . . .           13
                          (w)    No Broker  . . . . . . . . . . . . . . . . . . . . . .           13
         Section 3.2      Representations and Warranties of the Purchaser . . . . . . .           13
                          (a)    Organization . . . . . . . . . . . . . . . . . . . . .           13
                          (b)    Power and Authority  . . . . . . . . . . . . . . . . .           13
                          (c)    Execution, Delivery, and Enforceability  . . . . . . .           13
                          (d)    Consents . . . . . . . . . . . . . . . . . . . . . . .           13
                          (e)    Conflicts  . . . . . . . . . . . . . . . . . . . . . .           14
                          (f)    Compliance with Applicable Laws  . . . . . . . . . . .           14
                          (g)    Funding of the Purchase. . . . . . . . . . . . . . . .           14
                          (h)    Sophisticated Investor . . . . . . . . . . . . . . . .           14
                          (i)    No Broker  . . . . . . . . . . . . . . . . . . . . . .           15

IV.      COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           15
         Section 4.1      Reasonable Efforts to Close . . . . . . . . . . . . . . . . .           15
         Section 4.2      Access to the Company . . . . . . . . . . . . . . . . . . . .           15
         Section 4.3      Operation of the Company and Newco Pending the Closing  . . .           15
                          (a)    Representations, Warranties, and Covenants . . . . . .           15
                          (b)    Operate the Business in the Ordinary Course  . . . . .           15
                          (c)    No Material Adverse Change . . . . . . . . . . . . . .           15
                          (d)    No Transactions in Shares  . . . . . . . . . . . . . .           15
                          (e)    No Dividends . . . . . . . . . . . . . . . . . . . . .           15
                          (f)    No Borrowing . . . . . . . . . . . . . . . . . . . . .           16
                          (g)    No Liens . . . . . . . . . . . . . . . . . . . . . . .           16
                          (h)    No Changes to Contracts  . . . . . . . . . . . . . . .           16
                          (i)    Real Property  . . . . . . . . . . . . . . . . . . . .           16
                          (j)    Extraordinary Corporate Transactions . . . . . . . . .           16
                          (k)    Board Composition  . . . . . . . . . . . . . . . . . .           16
                          (l)    Amendments . . . . . . . . . . . . . . . . . . . . . .           16
                          (m)    Properties . . . . . . . . . . . . . . . . . . . . . .           16
                          (n)    Rights . . . . . . . . . . . . . . . . . . . . . . . .           16
                          (o)    Compensation . . . . . . . . . . . . . . . . . . . . .           16
                          (p)    Accounting . . . . . . . . . . . . . . . . . . . . . .           16
                          (q)    Acquisitions . . . . . . . . . . . . . . . . . . . . .           17
                          (r)    Loans to Affiliates  . . . . . . . . . . . . . . . . .           17
                          (s)    Capital Expenditures . . . . . . . . . . . . . . . . .           17
                          (t)    No Agreements Concerning the Foregoing . . . . . . . .           17
         Section 4.4      Charter and Bylaws  . . . . . . . . . . . . . . . . . . . . .           17
         Section 4.5      Shareholder Meeting . . . . . . . . . . . . . . . . . . . . .           17
         Section 4.6      Proxy Statement/Prospectus  . . . . . . . . . . . . . . . . .           17
         Section 4.7      Delaware Section 203  . . . . . . . . . . . . . . . . . . . .           18
         Section 4.8      Stock Exchange Application  . . . . . . . . . . . . . . . . .           18
         Section 4.9      Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . .           18
         Section 4.10     No Shopping . . . . . . . . . . . . . . . . . . . . . . . . .           18
         Section 4.11     Registration Rights . . . . . . . . . . . . . . . . . . . . .           19
         Section 4.12     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .           19
         Section 4.13     No Disclosure of Confidential Information . . . . . . . . . .           19

                                                                                                 Page
                                                                                                 ----
                          (a)    Advisors . . . . . . . . . . . . . . . . . . . . . . .           19
                          (b)    Public Information . . . . . . . . . . . . . . . . . .           19
                          (c)    Required by Law  . . . . . . . . . . . . . . . . . . .           19
                          (d)    Tax Returns  . . . . . . . . . . . . . . . . . . . . .           19
         Section 4.14     No Options  . . . . . . . . . . . . . . . . . . . . . . . . .           19
         Section 4.15     No Waiver of Transfer Restrictions  . . . . . . . . . . . . .           19
         Section 4.16     Press Release . . . . . . . . . . . . . . . . . . . . . . . .           19
         Section 4.17     Reasonable Efforts  . . . . . . . . . . . . . . . . . . . . .           20
         Section 4.18     Notification of Certain Matters . . . . . . . . . . . . . . .           20
         Section 4.19     Newco Matters . . . . . . . . . . . . . . . . . . . . . . . .           20

V.       INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           20
         Section 5.1      Indemnification of the Purchaser  . . . . . . . . . . . . . .           20
                          (a)    Breaches of Representations and Warranties . . . . . .           20
                          (b)    Breaches of Covenants  . . . . . . . . . . . . . . . .           20
         Section 5.2      Indemnification Procedure . . . . . . . . . . . . . . . . . .           21
                          (a)    Notice . . . . . . . . . . . . . . . . . . . . . . . .           21
                          (b)    Defense of Claim . . . . . . . . . . . . . . . . . . .           21
                          (c)    Survival . . . . . . . . . . . . . . . . . . . . . . .           21
         Section 5.3      Non-Exclusivity of Remedies . . . . . . . . . . . . . . . . .           21

VI.      TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           21
         Section 6.1      Termination of this Agreement . . . . . . . . . . . . . . . .           21
                          (a)    Consent  . . . . . . . . . . . . . . . . . . . . . . .           21
                          (b)    Purchaser's Discretion . . . . . . . . . . . . . . . .           22
                          (c)    Down Payment . . . . . . . . . . . . . . . . . . . . .           22
                          (d)    Fairness Opinion . . . . . . . . . . . . . . . . . . .           22
                          (e)    Fiduciary Out  . . . . . . . . . . . . . . . . . . . .           22
                          (f)    Shareholder Vote . . . . . . . . . . . . . . . . . . .           22
                          (g)    Breach by the Purchaser  . . . . . . . . . . . . . . .           22
                          (h)    Breach by the Company or Newco . . . . . . . . . . . .           22
                          (i)    Outside Date . . . . . . . . . . . . . . . . . . . . .           23
         Section 6.2      Effect of Termination . . . . . . . . . . . . . . . . . . . .           23
                          (a)    General  . . . . . . . . . . . . . . . . . . . . . . .           23
                          (b)    Release of Down Payment  . . . . . . . . . . . . . . .           23
                          (c)    Break-Up Fee . . . . . . . . . . . . . . . . . . . . .           23
                          (d)    Breach by the Purchaser  . . . . . . . . . . . . . . .           23
         Section 6.3      Confidentiality of Certain Information  . . . . . . . . . . .           23

VII.  ARBITRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           24
         Section 7.1      Pre-Arbitration Meeting . . . . . . . . . . . . . . . . . . .           24
         Section 7.2      Arbitration Proceedings . . . . . . . . . . . . . . . . . . .           24
         Section 7.3.     Place of Arbitration  . . . . . . . . . . . . . . . . . . . .           24
         Section 7.4      Judgments . . . . . . . . . . . . . . . . . . . . . . . . . .           24
         Section 7.5      Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .           24
         Section 7.6      Equitable Remedies  . . . . . . . . . . . . . . . . . . . . .           24

VIII.    GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           25
         Section 8.1      Amendment . . . . . . . . . . . . . . . . . . . . . . . . . .           25
         Section 8.2      Counterparts  . . . . . . . . . . . . . . . . . . . . . . . .           25
         Section 8.3      Definitions . . . . . . . . . . . . . . . . . . . . . . . . .           25
                          (a)    Affiliate  . . . . . . . . . . . . . . . . . . . . . .           25
                          (b)    Applicable Law . . . . . . . . . . . . . . . . . . . .           25
                          (c)    Business Day . . . . . . . . . . . . . . . . . . . . .           25
                          (d)    Claim  . . . . . . . . . . . . . . . . . . . . . . . .           25
                          (e)    Confidential Information . . . . . . . . . . . . . . .           25

                                                                                                 Page
                                                                                                 ----
                          (f)    Contract . . . . . . . . . . . . . . . . . . . . . . .           25
                          (g)    Environmental Claim  . . . . . . . . . . . . . . . . .           25
                          (h)    Environmental Law  . . . . . . . . . . . . . . . . . .           26
                          (i)    Environmental Noncompliance  . . . . . . . . . . . . .           26
                          (j)    Hazardous Material . . . . . . . . . . . . . . . . . .           26
                          (k)    Law Affecting Creditors' Rights  . . . . . . . . . . .           26
                          (l)    Lawsuit  . . . . . . . . . . . . . . . . . . . . . . .           26
                          (m)    Lien . . . . . . . . . . . . . . . . . . . . . . . . .           26
                          (n)    Material Adverse Change  . . . . . . . . . . . . . . .           26
                          (o)    Person . . . . . . . . . . . . . . . . . . . . . . . .           27
                          (p)    Proposal . . . . . . . . . . . . . . . . . . . . . . .           27
                          (q)    Tax    . . . . . . . . . . . . . . . . . . . . . . . .           27
         Section 8.4      Effects of the Reorganization . . . . . . . . . . . . . . . .           27
         Section 8.5      Entire Agreement  . . . . . . . . . . . . . . . . . . . . . .           27
         Section 8.6      Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .           27
         Section 8.7      Further Assurances  . . . . . . . . . . . . . . . . . . . . .           27
         Section 8.8      Governing Law . . . . . . . . . . . . . . . . . . . . . . . .           27
         Section 8.9      Headings  . . . . . . . . . . . . . . . . . . . . . . . . . .           27
         Section 8.10     Injunctive Relief . . . . . . . . . . . . . . . . . . . . . .           28
         Section 8.11     No Assignment . . . . . . . . . . . . . . . . . . . . . . . .           28
         Section 8.12     No Third-Party Beneficiaries  . . . . . . . . . . . . . . . .           28
         Section 8.13     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .           28
         Section 8.14     Performance on Business Days  . . . . . . . . . . . . . . . .           28
         Section 8.15     Plural and Singular Words . . . . . . . . . . . . . . . . . .           28
         Section 8.16     Pronouns  . . . . . . . . . . . . . . . . . . . . . . . . . .           28
         Section 8.17     Severability  . . . . . . . . . . . . . . . . . . . . . . . .           28
         Section 8.18     Successors  . . . . . . . . . . . . . . . . . . . . . . . . .           29
         Section 8.19     Survivability . . . . . . . . . . . . . . . . . . . . . . . .           29
         Section 8.20     Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . .           29

SIGNATURE PAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           30

                              INDEX OF EXHIBITS


            EXHIBIT                  DESCRIPTION

               A                 Legal Opinion

               B                 Registration Rights Agreement

               C                 Agreement Clarifying Registration Rights

                                                  INDEX OF DEFINED TERMS


                                  Defined Term                                     Page
  -------------------------------------------------------------------------        ----
  accredited investor   . . . . . . . . . . . . . . . . . . . . . . . . . .         14
  Affiliate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         25
  Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
  Alternative Proposal  . . . . . . . . . . . . . . . . . . . . . . . . . .         18
  Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         25
  Audited Financial Statements  . . . . . . . . . . . . . . . . . . . . . .         10
  Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         25
  Claim   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         25
  Clarification Agreement   . . . . . . . . . . . . . . . . . . . . . . . .         19
  Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3
  Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3
  Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
  Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10
  Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
  Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
  Company Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . . .          8
  Confidential Information  . . . . . . . . . . . . . . . . . . . . . . . .         25
  Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         25
  Disclosure Letter   . . . . . . . . . . . . . . . . . . . . . . . . . . .          7
  Down Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
  Environmental Claim   . . . . . . . . . . . . . . . . . . . . . . . . . .         25
  Environmental Law   . . . . . . . . . . . . . . . . . . . . . . . . . . .         26
  Environmental Noncompliance   . . . . . . . . . . . . . . . . . . . . . .         26
  ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
  Escrow Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
  Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10
  Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         18
  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . .         10
  GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10
  Hazardous Material  . . . . . . . . . . . . . . . . . . . . . . . . . . .         26
  HSR Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13
  Interim Financial Statements  . . . . . . . . . . . . . . . . . . . . . .         10
  Investment Banker   . . . . . . . . . . . . . . . . . . . . . . . . . . .         18
  Law Affecting Creditors' Rights   . . . . . . . . . . . . . . . . . . . .         26
  Lawsuit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         26
  Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         26
  Material Adverse Change   . . . . . . . . . . . . . . . . . . . . . . . .         26
  Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . .         11
  Newco   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
  NOL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
  Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         27
  Proposal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         27
  Proxy Statement/Prospectus  . . . . . . . . . . . . . . . . . . . . . . .         17
  Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
  Purchaser   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
  Purchaser Indemnitees   . . . . . . . . . . . . . . . . . . . . . . . . .         20
  Registration Rights Agreement   . . . . . . . . . . . . . . . . . . . . .         19
  Rules of Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . .         24
  SEC Filings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10
  Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
  Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1

                                  Defined Terms                                    Page
  -------------------------------------------------------------------------        ----
  Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13
  Tax   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         27
  Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
  Transfer Restriction Opinion  . . . . . . . . . . . . . . . . . . . . . .         17

                            STOCK PURCHASE AGREEMENT

                 This Stock Purchase Agreement (this "Agreement"), dated as of January 16, 1996, is between Liberte Investors, a Massachusetts business trust (the "Company"), and Hunter's Glen/Ford, Ltd., a Texas limited partnership (the "Purchaser").
                                    RECITALS

                 WHEREAS, the Company desires to reorganize into a Delaware corporation ("Newco");

                 WHEREAS, following such reorganization, the Purchaser desires to purchase from Newco at least 37% of the common stock of Newco (the "Common Stock") on a fully diluted basis;

                 WHEREAS, the Company desires to cause Newco to sell such shares of Common Stock to the Purchaser; and

                 WHEREAS, the Company and the Purchaser therefore desire to enter into this Agreement pursuant to which the Purchaser will purchase such shares of Common Stock from Newco, upon the terms and conditions set forth in this Agreement.

                                   AGREEMENT

                 NOW, THEREFORE, in consideration of the foregoing recitals and the terms and conditions of this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound by this Agreement, the Company and the Purchaser agree as follows:

                             I.  PURCHASE AND SALE

                 SECTION 1.1 PURCHASE OF THE SHARES. At the Closing, the Company shall cause Newco to sell to the Purchaser, and the Purchaser shall purchase from Newco, 7,137,863 shares of Common Stock (the "Shares"), provided that if the Company, Newco, and the Purchaser are each reasonably satisfied that the purchase of 8,102,439 shares of Common Stock would not cause Newco's use of the Company's net operating loss ("NOL") carryforwards to be restricted under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall instead cause Newco to sell to the Purchaser, and the Purchaser shall instead purchase from Newco, 8,102,439 shares of Common Stock, which shall then be considered the "Shares" for all purposes of this Agreement.

                 SECTION 1.2 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Shares shall be $20,342,910 if the number of Shares is 7,137,863 or $23,091,951 if the number of Shares is 8,102,439 ($2.85 per
Share, although the Purchaser may not purchase other than the number of shares of Common Stock specified in Section 1.1).

                 SECTION 1.3 PAYMENT. On or before 5:00 p.m., Central Time, on January 19, 1996, the Purchaser shall make a $2,000,000 down payment on the Purchase Price (including any interest earned on such amount, but less any escrow fees and expenses, the "Down Payment") to such financial institution or other Person mutually acceptable to the Company and the Purchaser as escrow agent (the "Escrow Agent"), pursuant to an escrow agreement in form and substance satisfactory to the Company and the Purchaser in their reasonable discretion. The Down Payment shall be held in interest bearing investments agreed to by the





STOCK PURCHASE AGREEMENT

Company and the Purchaser until such time as the Down Payment is applied or released pursuant to the terms of this Agreement. At the Closing, the Purchaser shall pay an amount equal to the Purchase Price less the Down Payment to Newco by wire transfer of immediately available funds to such account as Newco shall specify to the Purchaser in writing, the Down Payment shall be delivered by the Escrow Agent to Newco, and Newco shall deliver to the Purchaser the certificate or certificates evidencing the Shares.

                 SECTION 1.4 TRANSFER RESTRICTIONS. The Purchaser may not directly or indirectly (including by operation of law) assign, bequeath, sell, or otherwise transfer or dispose of (collectively, "Transfer") any of the Shares unless: (a) such Transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and the securities laws of any applicable state or other jurisdiction, or such Transfer is exempt from registration under such laws, and (b) such Transfer does not violate the Transfer restrictions to be set forth in Newco's Certificate of Incorporation. Each stock certificate representing the Shares and any subsequent stock certificates deriving from such certificates shall bear the following legends:

                          THE ISSUANCE OF THE SHARES OF COMMON STOCK
         REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SHARES MAY NOT BE TRANSFERRED UNLESS SUCH TRANSFER IS REGISTERED UNDER THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY APPLICABLE STATE OR OTHER JURISDICTION, OR SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER SUCH LAWS. ANY PERSON DESIRING TO TRANSFER THESE SHARES PURSUANT TO SUCH AN EXEMPTION SHALL DELIVER TO THE COMPANY AN OPINION FROM LEGAL COUNSEL ACCEPTABLE TO THE COMPANY OPINING UPON THE AVAILABILITY OF SUCH EXEMPTION, WHICH OPINION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY.

                          THE COMPANY'S CERTIFICATE OF INCORPORATION ALSO RESTRICTS THE TRANSFER OF THE COMPANY'S EQUITY SECURITIES, INCLUDING THESE SHARES, IN CONNECTION WITH THE PRESERVATION OF CERTAIN TAX ATTRIBUTES OF THE COMPANY. A COPY OF THE COMPANY'S CERTIFICATE OF INCORPORATION IS ON FILE AT THE COMPANY'S PRINCIPAL OFFICE.

                          IN ADDITION, THE TRANSFER OF THESE SHARES IS
         RESTRICTED UNDER A STOCK PURCHASE AGREEMENT, DATED AS OF JANUARY 16, 1996, BETWEEN THE COMPANY AND HUNTER'S GLEN/FORD, LTD. A COPY OF THIS AGREEMENT IS ON FILE AT THE COMPANY'S PRINCIPAL OFFICE.

                          IN ACCORDANCE WITH THE PROVISIONS OF SECTION 151(f) OF THE DELAWARE GENERAL CORPORATION LAW, THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS, OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.





STOCK PURCHASE AGREEMENT

                 Notwithstanding the foregoing, the legends placed on subsequent stock certificates shall be revised as circumstances warrant, including removing the first legend to the extent such legend is not required under applicable securities laws. In addition, nothing in this section shall prohibit the Purchaser from encumbering, hypothecating, mortgaging, or pledging any of the Shares.

                 SECTION 1.5 LACK OF MARKETABILITY. The Purchaser acknowledges that:

                          (A)     NO REGISTRATION.  Based upon the
         representations and warranties of the Purchaser set forth in this Agreement, Newco will not register the issuance of the Shares under:
         (i) the Securities Act, based upon the exemption from registration set forth in Section 4(2) of such act and Regulation D promulgated under such act, (ii) the Texas Securities Act, based upon the exemption set forth in Rule 109.13(k) promulgated under such act, and (iii) the securities laws of any other state or jurisdiction.

                          (B)     NO TRANSFER.  The Purchaser must hold the
Shares indefinitely until the Transfer of such Shares is: (i) registered under the Securities Act and the securities laws of any applicable state or other jurisdiction, or such Transfer is exempt from registration under such laws, and
(ii) permitted under the Transfer restrictions contained in this Agreement and Newco's Certificate of Incorporation.

                          (C) LIMITED REGISTRATION RIGHTS. Except as contemplated under Section 4.11, Newco will be under no obligation to register the Purchaser's transfer of its Shares under the Securities Act or the securities laws of any state or other jurisdiction.


                                  II.  CLOSING

                 SECTION 2.1 CLOSING DATE. The consummation of the purchase of the Shares (the "Closing") shall occur as soon as practicable after the conditions set forth in Sections 2.2 and 2.3 have been satisfied or waived. The date of the Closing is referred to in this Agreement as the "Closing Date." The Closing shall occur on such day at the offices of Gibson, Dunn & Crutcher, 1717 Main Street, Suite 5400, Dallas, Texas 75201, commencing at 10:00 a.m., or at such other place and time as the Company, Newco, and the Purchaser shall agree.

                 SECTION 2.2 CONDITIONS TO THE COMPANY'S AND NEWCO'S OBLIGATION TO CLOSE. The Company's and Newco's obligation to close shall be subject to the satisfaction of the following conditions, which the Company and Newco may waive:

                          (A)     REPRESENTATIONS AND WARRANTIES.  The
         representations and warranties of the Purchaser set forth in this Agreement shall have been true and correct as of the date of this Agreement and the Closing Date as though made as of such time.

                          (B)     COVENANTS.  The Purchaser shall have
         performed in all material respects all agreements, covenants, and obligations that it is required to perform under this Agreement prior to the Closing.

                          (C) CLOSING CERTIFICATE. The Purchaser shall have delivered to Newco a certificate confirming the satisfaction of the conditions set forth in Paragraphs (a) and (b) above.





STOCK PURCHASE AGREEMENT

                          (D) LITIGATION. No injunction shall have been granted against Newco, the Company, or the Purchaser enjoining any transaction contemplated by this Agreement.

                          (E) APPROVALS. All material governmental and third-party approvals, authorizations, and consents with respect to the transactions contemplated by this Agreement, including those items described or referred to in Section 3.1(d), shall have been obtained.

                          (F) LEGAL OPINION. The Company and Newco shall have received from their legal counsel an opinion, in form and substance satisfactory to them in their reasonable discretion, dated as of the Closing Date, opining that upon the reorganization of the Company, Newco succeeded to the Company's NOL carryforwards, and the transactions contemplated under this Agreement as identified in such opinion will not restrict Newco's use of such NOL carryforwards under
         Section 382 of the Code. In addition, the Company and Newco shall have obtained the Transfer Restriction Opinion for the Purchaser, which shall be in form and substance satisfactory to them in their reasonable discretion and addressed to them as well as the Purchaser.

                          (G) SECRETARY'S CERTIFICATE. The Purchaser shall have delivered to the Company and Newco a Secretary's Certificate, in form and substance satisfactory to them in their reasonable discretion, which shall include:

                                        (I)     PARTNERSHIP CERTIFICATE.  A
                          copy of the Purchaser's Certificate of Limited Partnership, certified by the Texas Secretary of State not more than five days before the Closing Date.

                                        (II)    PARTNERSHIP AGREEMENT.  A copy
                          of the Purchaser's Agreement of Limited Partnership.

                          (H) OTHER. The Purchaser shall have delivered to the Company and Newco such other certificates, documents, and instruments as they may reasonably request in connection with this Agreement.

                 SECTION 2.3 CONDITIONS TO THE PURCHASER'S OBLIGATION TO CLOSE. The Purchaser's obligation to close shall be subject to the satisfaction of the following conditions, which the Purchaser may waive:

                          (A)     REPRESENTATIONS AND WARRANTIES.  The
         representations and warranties of the Company and Newco set forth in this Agreement shall have been true and correct as of the date of this Agreement and the Closing Date as though made as of such time, without taking into account any updates made to Schedules 3.1(s), 3.1(t), or 3.1(u) of the Disclosure Letter.

                          (B) COVENANTS. The Company and Newco shall have performed in all material respects all agreements, covenants, and obligations that they are required to perform under this Agreement prior to the Closing.

                          (C) CLOSING CERTIFICATE. The Company and Newco shall have delivered to the Purchaser a certificate confirming the satisfaction of the conditions set forth in Paragraphs (a) and (b) above.

                          (D) LITIGATION. No injunction shall have been granted against Newco, the Company, or the Purchaser enjoining any transaction contemplated by this Agreement. In addition, no Lawsuit shall be pending or threatened before any court or





STOCK PURCHASE AGREEMENT
         governmental agency seeking to enjoin the Closing or seeking damages against the Company, Newco, or the Purchaser or any of their respective directors, officers, or partners, as a result of any of the transactions contemplated by this Agreement, provided that nothing in this paragraph shall affect the right of the Company and Newco to seek redress for the Purchaser's breach of this Agreement.

                          (E) APPROVALS. All material governmental and third-party approvals, authorizations, and consents with respect to the transactions contemplated by this Agreement, including these items described or referred to in Section 3.2(d), shall have been obtained.

                          (F) REORGANIZATION. The Company and Newco shall have completed all of the transactions contemplated in the Proposal, other than the termination of the Company.

                          (G) LISTING. The Common Stock shall have been approved for listing on either the New York Stock Exchange, the American Stock Exchange, or the National Market of the National Association of Securities Dealers Automated Quotation System.

                          (H) ENVIRONMENTAL MATTERS. No Environmental Noncompliance shall exist and no Environmental Claims shall have been made with respect to any property ever owned by the Company or Newco, except where such Environmental Noncompliance or Environmental Claims would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, assets, results of operations, or prospects of the Company or Newco. In addition, neither the Company nor Newco shall have received any Claims from any governmental entity seeking any information or alleging any violation of any Environmental Law, except where such violations would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, assets, results of operations, or prospects of the Company or Newco.

                          (I) NO MATERIAL ADVERSE CHANGE. The Company shall not have undergone any Material Adverse Change during the period beginning on the date of the Interim Financial Statements until the date of the reorganization, and Newco shall not have undergone any Material Adverse Change since the reorganization.

                          (J) LEGAL OPINION. The Purchaser shall have received from the Company's and Newco's legal counsel, which counsel shall be acceptable to the Purchaser in its reasonable discretion, one or more opinions, in form and substance satisfactory to the Purchaser in its reasonable discretion, dated as of the Closing Date, opining upon the matters set forth in Exhibit A to this Agreement. The Purchaser acknowledges that the following law firms used by the Company are acceptable to the Purchaser: (i) Gibson, Dunn & Crutcher,
         (ii) Hale & Dorr, (iii) Hughes & Luce, L.L.P., and (iv) Morris, Nichols, Arsht & Tunnell.

                          (K) SECRETARY'S CERTIFICATE OF THE COMPANY. The Company shall have delivered to the Purchaser a Secretary's Certificate, in form and substance satisfactory to the Purchaser in its reasonable discretion, which shall include:

                                        (I)     DECLARATION OF TRUST.  A copy
                          of the Company's Declaration of Trust certified by the Massachusetts Secretary of State not more than five days before the Closing Date.

                                        (II)    BYLAWS.  A copy of the
                          Company's Bylaws.





STOCK PURCHASE AGREEMENT

                                        (III)   RESOLUTIONS.  A copy of the
                          resolutions that the Company's Board of Trustees and shareholders adopted approving this Agreement and the Proposal and the sale of the Shares to the Purchaser, as applicable.

                                        (IV)    INCUMBENCY CERTIFICATE.  An
                          incumbency certificate setting forth the names, offices, and signatures of the Company's officers who execute any documents on behalf of the Company in connection with this Agreement.

                          (L) SECRETARY'S CERTIFICATE OF NEWCO. Newco shall have delivered to the Purchaser a Secretary's Certificate, in form and substance satisfactory to the Purchaser in its reasonable discretion, which shall include:

                                        (I)     CHARTER.  A copy of the Newco's
                          Certificate of Incorporation certified by the Delaware Secretary of State not more than five days before the Closing Date.

                                        (II)    BYLAWS.  A copy of Newco's
                          Bylaws.

                                        (III)   GOOD STANDING CERTIFICATE.  A
                          long-form certificate from the Delaware Secretary of State, dated as of the Closing Date or a reasonable number of days before such date, stating that Newco is in existence and good standing under the laws of the State of Delaware and describing each document comprising Newco's Certificate of Incorporation.

                                        (IV)    RESOLUTIONS.  A copy of the
                          resolutions that Newco's Board of Directors adopted approving this Agreement and the Proposal and the sale of the Shares to the Purchaser, as applicable.

                                        (V)     INCUMBENCY CERTIFICATE.  An
                          incumbency certificate setting forth the names, offices, and signatures of Newco's officers who execute any documents on behalf of Newco in connection with this Agreement.

                          (M) OTHER. The Company and Newco shall have delivered to the Purchaser such other certificates, documents, and instruments as the Purchaser may reasonably request in connection with this Agreement.


                      III.  REPRESENTATIONS AND WARRANTIES

                 SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND NEWCO. The Company and Newco jointly and severally represent and warrant to the Purchaser as follows (provided that such representations and warranties shall be made by Newco immediately prior to the Closing):

                          (A) ORGANIZATION. The Company is a business trust validly existing under the laws of the Commonwealth of Massachusetts and is qualified to transact business as a foreign business trust in each jurisdiction where the failure to qualify could have a material adverse effect upon the business, financial condition, assets, results of operations, or prospects of the Company. At the Closing, Newco will be a corporation validly existing and in good standing under the laws of the State of Delaware and will be qualified to transact business in each jurisdiction where the failure to qualify could have a material adverse effect upon the business, financial





STOCK PURCHASE AGREEMENT
         condition, assets, results of operations, or prospects of Newco. The Company has delivered to the Purchaser true and complete copies of the Company's Declaration of Trust and Bylaws and at or before the Closing Newco will have delivered to the Purchaser true and complete copies of its Certificate of Incorporation and Bylaws.

                          (B) POWER AND AUTHORITY. The Company possesses the power and authority to execute, deliver, and perform this Agreement, and at the Closing Newco will possess the power and authority to perform this Agreement, subject to obtaining any approval, authorization, consent, or waiver or giving any notice described or referred to in Section 3.1(d). Other than as described or referred to in Section 3.1(d), no approvals, authorizations, consents, or waivers or the giving of any notice are required for Newco to assume the Company's obligations under this Agreement, including the sale of the Shares to the Purchaser. The Company possesses, and at the Closing Newco will possess, the power and authority to own its properties and carry on its business as presently conducted by the Company.

                          (C) EXECUTION, DELIVERY, AND ENFORCEABILITY. The Company has duly authorized, executed, and delivered this Agreement, and this Agreement constitutes a valid, legal, and binding obligation of the Company, and at the Closing this Agreement will constitute a valid, legal, and binding obligation of Newco, enforceable against the Company and Newco in accordance with its terms, subject to any Law Affecting Creditors' Rights and the approval of the Proposal and the sale of the Shares to the Purchaser by the Company's shareholders.

                          (D) CONSENTS. Except as described in Schedule 3.1(d) of the letter from the Company to the Purchaser delivered upon the execution and delivery of this Agreement that describes certain exceptions and other items in connection with the representations and warranties of the Company and Newco under this Agreement (the "Disclosure Letter"), the execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated by this Agreement by the Company and Newco, do not require the Company or Newco to obtain, give, or make any approval, consent, filing, registration, notice, or take any other action, by or with any third party or governmental entity, except where the failure to obtain, give, or make such approval, consent, filing, registration, notice, or other action would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, assets, results of operations, or prospects of the Company or Newco, or on the Company's or Newco's ability to consummate the transactions contemplated by this Agreement.

                          (E) CONFLICTS. Except as described in Schedule 3.1(e) of the Disclosure Letter, the Company's execution and delivery, and the Company's and Newco's performance, of this Agreement will not conflict with, constitute a breach or violation of, result in a Lien against, or give rise to any default or right of acceleration, cancellation, or termination with respect to any arrangement or Contract to which the Company or Newco is a party or by which any of their assets are bound (or give rise to an event that with notice, lapse of time, or both, would result in such a conflict, breach, violation, Lien, default, or right), including the Company's Declaration of Trust and Bylaws and Newco's Certificate of Incorporation and Bylaws, except where the conflict, breach, violation, Lien, default, or right of acceleration, cancellation, or termination would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, assets, results of operations, or prospects of the Company or Newco, or on the Company's or Newco's ability to consummate the transactions contemplated by this Agreement.

                          (F) COMPLIANCE WITH APPLICABLE LAWS. The Company and Newco have complied with all Applicable Laws the violation of which would, individually or





STOCK PURCHASE AGREEMENT
         in the aggregate, have a material adverse effect on the business, financial condition, assets, results of operations, or prospects of the Company or Newco. The Company's execution and delivery, and the Company's and Newco's performance, of this Agreement will not violate any Applicable Laws. In addition, at the date of this Agreement, no Lawsuit by or before any court or other governmental entity exists, or to the knowledge of the Company or Newco is threatened, that would prohibit the Company or Newco from consummating any of the transactions contemplated by this Agreement or seek damages with respect to any such transaction.

                          (G) PERMITS. Except as described in Schedule 3.1(g) of the Disclosure Letter, the Company and Newco possess all authorizations, certificates, franchises, licenses, and permits necessary for the lawful conduct of their respective business, except where the failure to possess such authorizations, certificates, franchises, licenses, and permits would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, assets, results of operations, or prospects of the Company or Newco.

                          (H)     REGISTRATION RIGHTS.  Except as described in
         Schedule 3.1(h) of the Disclosure Letter and the Registration Rights Agreement, neither the Company has, nor will Newco have as of the Closing Date, any obligation to register any shares of beneficial interest or any shares of Common Stock, respectively.

                          (I) COMPLIANCE WITH ORGANIZATIONAL DOCUMENTS. Except as described in Schedule 3.1(i) of the Disclosure Letter, the Company is in compliance with all provisions of its Declaration of Trust and Bylaws, and at the Closing, Newco will be in compliance with all provisions of its Certificate of Incorporation and Bylaws.

                          (J) CORPORATE AND ACCOUNTING RECORDS. The minute books of the Company accurately reflect in all material respects all actions taken to the date of this Agreement by the Company's Board of Trustees, committees of its Board of Trustees, and shareholders, except for those matters described in Schedule 3.1(j) of the Disclosure Letter for which minutes of such actions have not yet been prepared or approved. The stock certificate books and records of the Company accurately reflect the ownership of the shares of beneficial interest in the Company. The Company maintains accounting records that fairly reflect, in all material respects, the Company's transactions.

                          (K)     ENFORCEABILITY OF CURRENT TRANSFER
         RESTRICTIONS.  To the Company's knowledge, except as described in
         Schedule 3.1(k) of the Disclosure Letter, the transfer restrictions contained in the Company's Declaration of Trust are currently enforceable, and have been enforced or waived in accordance with the Declaration of Trust. At the Closing, the transfer restrictions contained in Newco's Certificate of Incorporation will be enforceable.

                          (L) EMPLOYEE BENEFIT PLANS. Schedule 3.1(l) of the Disclosure Letter lists all employee benefit plans and collective bargaining, labor, and employment agreements or other similar benefit arrangements to which either the Company or Newco is a party or by which either the Company or Newco is bound that will have any effect or impose any liability or obligation on the Company or Newco after March 31, 1996 (collectively, the "Company Benefit Plans"), including:
         (i) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare, or incentive plan, agreement, or arrangement, (ii) any plan, agreement, or arrangement providing for "fringe benefits" or perquisites to employees, officers, trustees, or agents, including benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance, and other types of insurance, (iii) any





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                                      8
         employment agreement not terminable on 30 days (or less) written notice, or (iv) any other "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). True and complete copies of the Company Benefit Plans, current descriptive booklets, and summary plan descriptions of the Company Benefit Plans, any relevant trust agreements, insurance policies, or contracts, and if applicable, the most recent annual return on Form 5500 (or equivalent form) have been made available to the Purchaser. To the extent applicable, the Company Benefit Plans comply, in all material respects, with the requirements of ERISA and the Code. Neither any Company Benefit Plan nor the Company or Newco has incurred any liability or penalty under
         Section 4975 of the Code or Section 502(i) of ERISA. Each Company Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable to such plan. Except as described in Schedule 3.1(l) of the Disclosure Letter, there are no pending, or to the knowledge of the Company threatened, Claims (other than pursuant to the terms of any such plan) against or otherwise involving any of the Company Benefit Plans and no action has been brought against or with respect to any Company Benefit Plan, and neither the Company nor Newco has incurred any liability to any party with respect to any Company Benefit Plan. All contributions required to be made to the Company Benefit Plans have been provided for or made. Except as set forth in
         Schedule 3.1(l) of the Disclosure Letter, neither the Company nor Newco maintains or contributes to any plan or arrangement that provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, and neither the Company nor Newco has represented, promised, or contracted (whether in oral or written form) to any employee or former employee that it would provide such benefits. Except as described in Schedule 3.1(l) of the Disclosure Letter, the execution of, and the performance of the transactions contemplated by, this Agreement will not constitute an event under any Company Benefit Plan or other policy, arrangement, trust, or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. No Company Benefit Plan is subject to Title IV of ERISA and neither the Company nor Newco has, within six years prior to the date of this Agreement, contributed to or had any obligation to contribute to any employee benefit plan subject to Title IV of ERISA. For purposes of this section, the term "Company" and the term "Newco" include any entity required to be aggregated with the Company or Newco pursuant to Code
         Section 414(b), (c), (m), or (o), respectively, and the provisions of ERISA or the Code include regulations prescribed under such provisions.

                          (M) CAPITALIZATION. The Company is authorized to issue an unlimited number of shares of beneficial interest, 12,423,208 shares of beneficial interest have been issued, and 12,153,658 shares of beneficial interest are outstanding. The Company is also authorized to issue 10,000,000 shares of preferred stock, none of which have been issued. At the Closing, Newco will be authorized to issue 10,000,000 shares of preferred stock, par value $.01 per share, in one or more series, and 50,000,000 shares of Common Stock, par value $.01 per share. Immediately before the Closing, Newco will have 12,153,658 shares of Common Stock issued and outstanding. The Company does not, and at the Closing Newco will not, have any other equity securities outstanding, including any options, warrants, or other rights to purchase any such securities. Except as described in
         Schedule 3.1(m) of the Disclosure Letter or as contemplated under this Agreement, there are: (i) no outstanding Contracts or other rights to subscribe for, purchase, issue, or grant any rights to acquire any capital stock of the Company or Newco or to restructure or recapitalize the Company or Newco, (ii) no outstanding Contracts of the Company or Newco to repurchase, redeem, or otherwise acquire any of their capital stock, (iii) no outstanding





STOCK PURCHASE AGREEMENT
         bonds, debentures, notes, or other indebtedness having general voting rights (or convertible into securities having general voting rights) of the Company or Newco, or (iv) no voting trusts or other agreements or understandings to which the Company or Newco is a party or is bound, or to the knowledge of the Company or Newco, to which any other Person is a party or is bound, with respect to the voting of the capital stock of the Company and Newco. Except as described on
         Schedule 3.1(m) of the Disclosure Letter, all issued and outstanding shares of capital stock of the Company were, and of Newco will be, duly authorized, validly issued, fully paid, and nonassessable. There are no preemptive rights in respect of any capital stock of the Company or Newco.

                          (N) ISSUANCE OF THE SHARES. Upon the Purchaser's payment for the Shares and Newco's delivery to the Purchaser of the certificates representing such Shares, such Shares shall be duly authorized, validly issued, fully paid, and nonassessable, and not issued in violation of any preemptive rights.

                          (O) EXCHANGE ACT REPORTS. Since June 30, 1994, the Company has filed with the Securities and Exchange Commission (the "Commission") all required forms, reports, and registration statements, along with any required amendments (the "SEC Filings"). The Company has made available to the Purchaser all SEC Filings. As of their respective dates: (i) each SEC Filing, including the financial statements contained in such filings, was true and complete in all material respects, (ii) each SEC Filing, including the financial statements contained in such filing, complied in all material respects with the Securities Act and the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations promulgated under such acts, and (iii) each SEC Filing did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such filing or necessary to make the statements in such filing, in light of the circumstances under which they were made, not misleading.

                          (P)     FINANCIAL STATEMENTS.

                                        (I)     AUDITED FINANCIAL STATEMENTS.
                          The Company has delivered to the Purchaser the consolidated balance sheets of the Company as of June 30, 1994 and 1995, and the respective related consolidated statements of operations, cash flows, and shareholders' equity for the years then ended (collectively, the "Audited Financial Statements"). The Audited Financial Statements have been examined by the Company's auditors, whose report is attached to such financial statements. All Audited Financial Statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except for changes, if any, disclosed in such financial statements). The Audited Financial Statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Company. Except as described in Schedule 3.1(p) of the Disclosure Letter: (A) the Company has not changed any of its significant accounting policies or procedures since June 30, 1995, and (B) the Company has not received any annual management letters from its auditors since June 30, 1994.

                                        (II)    UNAUDITED INTERIM FINANCIAL
                          STATEMENTS. The Company has delivered to the Purchaser a consolidated balance sheet of the Company as of September 30, 1995, and the related statements of operations, cash flows, and shareholders' equity for the three-month period then ended (the "Interim Financial Statements," and collectively with the Audited Financial Statements, the "Financial Statements"). The Interim Financial Statements have been prepared in conformity with GAAP applied on a consistent basis except for changes, if any, disclosed





STOCK PURCHASE AGREEMENT
                          in such financial statements. The statements of operations and cash flows present fairly the consolidated results of operations and cash flows of the Company for the period covered by the Interim Financial Statements, and the balance sheet presents fairly in all material respects the consolidated financial condition of the Company as of its date. The Interim Financial Statements reflect all adjustments (which consist only of normal recurring adjustments and include estimated provisions for year-end adjustments) necessary for a fair presentation. As of September 30, 1995, the Company and its subsidiaries did not have any material liability (actual or contingent) that, in accordance with GAAP applied on a consistent basis, should have been shown or reflected in the Interim Financial Statements but was not, except for the omission of notes with respect to contingent liabilities that in the aggregate did not materially exceed contingent liabilities disclosed in the most recent of the Audited Financial Statements and that were substantially the same type as so reported.

                                        (III)   NO MATERIAL ADVERSE CHANGES.
                          Except as described in Schedule 3.1(p) of the Disclosure Letter, contemplated by this Agreement, or disclosed in any SEC Filings filed prior to the date of this Agreement, since September 30, 1995, the Company and Newco have conducted their respective businesses only in the ordinary course and in a manner consistent with the past practice of the Company and, whether or not in the ordinary course of business, there has not been: (A) any change in or event affecting the business of the Company or Newco that has had a material adverse effect on such business or any materially adverse change or trend in the business, financial condition, assets, results of operations, or prospects of the Company or Newco, (B) any condition or action that would be proscribed by (or require consent under) Section 4.3 had it occurred after the date of this Agreement, or (C) any casualty, loss, damage, or destruction of any real property of the Company or Newco that has involved or may involve a loss to the Company or Newco of more than $100,000 in the aggregate.

                                        (IV)    NO OTHER LIABILITIES OR
                          CONTINGENCIES. Except as described in Schedule 3.1(p) of the Disclosure Letter, neither the Company nor Newco has any material liability of any nature, whether actual or contingent, whether due or to become due, or whether probable of assertion or not, except liabilities that: (A) are reflected or disclosed in the most recent Interim Financial Statements, or (B) were incurred after September 30, 1995 in the ordinary course of business in a manner consistent with past practice and are not material in amount.

                          (Q) MATERIAL CONTRACTS. Schedule 3.1(q) of the Disclosure Letter sets forth an accurate list of all material Contracts of the Company and Newco not described in any other schedules of the Disclosure Letter (collectively with the material Contracts of the Company described in such other schedules, the "Material Contracts"). The Company and Newco have made available to the Purchaser complete and correct copies of all Material Contracts, all of which are in full force and effect. Except as set forth in
         Schedule 3.1(q) of the Disclosure Letter or such other schedule of the Disclosure Letter that describes a Material Contract, the Company and Newco are not in violation of or default in any material respect (nor is there any waiver in effect of any event that would constitute a default but for such waiver) under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under, any Material Contract. In addition, except as described in Schedule 3.1(q) of the Disclosure Letter or such other schedule of the Disclosure Letter





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                                      11
         that describes a Material Contract, to the knowledge of the Company and Newco, no other party to any Material Contract is in breach of the terms, provisions, and conditions of such Material Contract and no other party to any such contract has notified the Company or Newco that it intends to breach, terminate, or modify such contract.

                          (R)     INVESTMENTS.  Schedule 3.1(r) of the
         Disclosure Letter describes each material investment of the Company in notes receivable and foreclosed real estate.

                          (S) ENVIRONMENTAL MATTERS. Except as described in Schedule 3.1(s) of the Disclosure Letter (which the Company and Newco may update as of the Closing Date for matters occurring since the date of this Agreement), to the current actual knowledge of the Company's current trustees and officers without any investigation: (i) no Environmental Claim has been made and no Environmental Noncompliance has occurred that could reasonably be expected to have a material adverse effect upon the Company's business, financial condition, assets, results of operations, or prospects, (ii) the Company has substantially complied with all Environmental Laws and has not been named as a potentially responsible party under any Environmental Laws, and (iii) the Company is not subject to any liability in connection with any release of any Hazardous Materials into the environment or subject to any reclamation or remediation requirements under any Environmental Laws, which liability or requirement would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations, or prospects of the Company or Newco.

                          (T) LITIGATION. Except as described in Schedule 3.1(t) of the Disclosure Letter (which the Company and Newco may update as of the Closing Date for matters occurring since the date of this Agreement), no Lawsuit exists, or to the knowledge of the Company or Newco is threatened, involving the Company or Newco that could either individually, or in the aggregate with all other Lawsuits or threatened Lawsuits, have a material adverse effect upon the business, financial condition, assets, results of operations, or prospects of the Company or Newco.

                          (U) TAXES. Except as described in Schedule 3.1(u) of the Disclosure Letter (which the Company and Newco may update as of the Closing Date with respect to the items described in Subparagraphs (II), (III), and (IV) for matters occurring since the date of this Agreement):

                                        (I)     TAX RETURNS.  The Company has
                          timely filed all Tax reports and returns in connection with its assets, business, and employees and has timely paid and discharged all Tax obligations shown on such reports and returns. Such Tax reports and returns are accurate and complete in all material respects and correctly computed the Tax obligation to which each such report or return pertained. The Company has delivered to the Purchaser correct and complete copies of each Tax report and return that the Company has filed during the three years immediately preceding the date of this Agreement and copies of all federal income tax returns for which the Company reported an NOL for which an NOL carryforward still exists.

                                        (II)    NO NOTICES.  The Company has
                          not received any notice of any proposed or outstanding Tax deficiency against or allocable to it, and the Company has not executed any extension agreement or waiver of any statute of limitations with respect to the assessment or collection of any Tax.





STOCK PURCHASE AGREEMENT

                                        (III)   NO AUDITS.  Neither the
                          Internal Revenue Service nor any other authority has contacted the Company concerning a future audit or examination of the Company's Tax reports and returns and no such audit or examination has occurred during the three years immediately preceding the date of this Agreement or is in the process at the date of this Agreement.

                                        (IV)    NO TAX LIENS.  No Tax liens
                          exist with respect to any assets of the Company or any Subsidiary.

                                        (V)     NOL CARRYFORWARDS.  The Company
                          has, and by the Closing Date Newco will succeed to, NOL carryforwards in excess of $200,000,000 available for federal income and alternative minimum tax purposes that are not limited by Section 382 of the Code.

                                        (VI)    NO IRS AGREEMENTS.  To the
                          knowledge of the Company's current trustees and officers, the Company has not received a tax ruling or entered into a closing agreement with the Internal Revenue Service that would have any continuing effect after the Closing.

                          (V) SUBSIDIARIES. Schedule 3.1(v) of the Disclosure Letter lists all subsidiaries of the Company and Persons in which the Company holds an equity interest (the "Subsidiaries").

                          (W) NO BROKER. Except as described in Schedule 3.1(w) of the Disclosure Letter, the Company does not have any obligation or liability to any broker, finder, or other Person for any broker or similar services with respect to the sale of the Shares to the Purchaser.

                 SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company and Newco as follows:

                          (A) ORGANIZATION. The Purchaser is a limited partnership validly existing under the laws of the State of Texas.

                          (B) POWER AND AUTHORITY. The Purchaser possesses the power and authority to execute, deliver, and perform this Agreement, subject to obtaining any approval, authorization, consent, or waiver or giving any notice. The Purchaser also possesses the power and authority to own its properties and carry on its business as presently conducted.

                          (C) EXECUTION, DELIVERY, AND ENFORCEABILITY. The Purchaser has duly authorized, executed, and delivered this Agreement, and this Agreement constitutes a valid, legal, and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to any Law Affecting Creditors' Rights.

                          (D) CONSENTS. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated by this Agreement by the Purchaser do not require the Purchaser to obtain, give, or make any approval, consent, filing, registration, notice, or take any other action, by or with any third party or governmental entity other than the notification report required under the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), except where the failure to obtain, give, or make such approval, consent, filing, registration, notice, or other action would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, assets, results of operations, or





STOCK PURCHASE AGREEMENT
         prospects of the Purchaser, or on the Purchaser's ability to consummate the transactions contemplated by this Agreement.

                          (E) CONFLICTS. The Purchaser's execution, delivery, and performance of this Agreement will not conflict with, constitute a breach or violation of, result in a Lien against, or give rise to any default or right of acceleration, cancellation, or termination with respect to any arrangement or Contract to which the Purchaser is a party or by which any of the Purchaser's assets are bound (or give rise to an event that with notice, lapse of time, or both, would result in such a conflict, breach, violation, Lien, default, or right), including the Agreement of Limited Partnership of the Purchaser, except where the conflict, breach, violation, Lien, default, or right of acceleration, cancellation, or termination would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, assets, results of operations, or prospects of the Purchaser, or on the Purchaser's ability to consummate the transactions contemplated by this Agreement.

                          (F) COMPLIANCE WITH APPLICABLE LAWS. The Purchaser has complied with all Applicable Laws the violation of which would, individually or in the aggregate, have a material adverse effect on the business, financial condition, assets, results of operations, or prospects of the Purchaser, and its execution, delivery, and performance of this Agreement will not violate any Applicable Laws. In addition, at the date of this Agreement, no Lawsuit by or before any court or other governmental entity exists, or to the knowledge of the Purchaser is threatened, that would prohibit the Purchaser from consummating the transactions contemplated by this Agreement or seek damages with respect to any such transaction.

                          (G) FUNDING OF THE PURCHASE. The Purchaser possesses adequate cash reserves and financing commitments to fund the purchase of the Shares. To the extent that the Purchaser will finance such purchase, such financing will not violate the margin rules of the Federal Reserve Board, specifically Regulations G, T, U, and X.

                          (H)     SOPHISTICATED INVESTOR.

                                        (I)     ACCREDITED INVESTOR.  The
                          Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act, which has not been formed for the purpose of purchasing the Shares.

                                        (II)    INVESTMENT PURPOSE.  The
                          Purchaser is acquiring the Shares for investment purposes and not with a view to making a distribution of such Shares.

                                        (III)   INVESTMENT EXPERIENCE.  The
                          Purchaser has sufficient knowledge and experience to enable it to evaluate the merits and risks of an investment in the Shares.

                                        (IV)    FINANCIAL DISCLOSURE.  Without
                          limiting the Purchaser's right to terminate this Agreement pursuant to Section 6.1(b), the Purchaser has received all of the financial and other information of the Company that the Purchaser considers necessary to evaluate an investment in the Shares.

                                        (V)     ABILITY TO BEAR LOSS.  The
                          Purchaser has the ability to bear any loss with respect to its investment in the Shares.

                                        (VI)    PLACE OF BUSINESS.  The
                          principal place of business of the Purchaser is located in the State of Texas.





STOCK PURCHASE AGREEMENT

                          (I) NO BROKER. The Purchaser does not have any obligation or liability to any broker, finder, or other Person for any broker or similar services with respect to the sale of the Shares to the Purchaser.

                                 IV.  COVENANTS

                 SECTION 4.1 REASONABLE EFFORTS TO CLOSE. Subject to the terms and conditions of this Agreement, the Company, Newco, and the Purchaser shall each use commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper, or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents, and approvals from all applicable governmental entities, effecting all necessary registrations, applications, and filings (including any applicable filings under the HSR Act and state securities laws), and obtaining any required contractual consents and regulatory approvals.

                 SECTION 4.2 ACCESS TO THE COMPANY. From the date of this Agreement through the Closing Date, the Company and Newco shall permit the Purchaser and its advisors and representatives reasonable access to the Company's and Newco's assets and business, including their books and records. In addition, during this period the Company and Newco shall cause their officers, employees, advisors, and representatives to furnish promptly to the Purchaser and its advisors and representatives such financial and operating information as such Persons may reasonably request, including copies of any requested documents.

                 SECTION 4.3 OPERATION OF THE COMPANY AND NEWCO PENDING THE CLOSING. Except as otherwise contemplated under this Agreement or with the Purchaser's consent, from the date of this Agreement through the Closing Date, the Company and Newco shall:

                          (A) REPRESENTATIONS, WARRANTIES, AND COVENANTS. Use commercially reasonable efforts to: (i) operate and maintain their assets and businesses in such a manner so that their representations and warranties set forth in this Agreement shall continue to be true and correct at all times prior to the Closing Date as if made on and as of such times, (ii) refrain from taking or failing to take any action that would result in any of the Company's or Newco's representations and warranties set forth in this Agreement not being true and correct at all times prior to the Closing Date as if made on and as of such times, and (iii) satisfy all conditions to the Closing within their control;

                          (B) OPERATE THE BUSINESS IN THE ORDINARY COURSE. Operate their businesses in the ordinary course consistent with the past practices of the Company and this Agreement and in substantial compliance with all Applicable Laws;

                          (C) NO MATERIAL ADVERSE CHANGE. Not cause any Material Adverse Change to occur to them;

                          (D) NO TRANSACTIONS IN SHARES. Refrain from issuing, purchasing, redeeming, or otherwise effecting any transactions with respect to any equity securities in the Company or Newco, or any right to acquire any equity securities from the Company or Newco;

                          (E) NO DIVIDENDS. Refrain from declaring, issuing, making, or paying any dividend or other distribution of assets, whether consisting of money, other tangible or intangible personal property, real property, securities, or any other thing of value, or splitting, combining, dividending, distributing, or reclassifying any shares of their capital stock;





STOCK PURCHASE AGREEMENT

                          (F) NO BORROWING. Refrain from borrowing money or assuming or guaranteeing the indebtedness of any other Person;

                          (G)     NO LIENS.  Refrain from granting any Liens;

                          (H) NO CHANGES TO CONTRACTS. Refrain from amending, modifying, or terminating any Material Contracts, or entering into any new arrangement or Contract that could cause the Company or Newco to pay more than $50,000;

                          (I) REAL PROPERTY. Refrain from purchasing any real property;

                          (J)     EXTRAORDINARY CORPORATE TRANSACTIONS.
         Refrain from merging, selling substantially all of their assets, reorganizing, or entering into any Contract involving any other form of business combination or share exchange, or liquidating, winding up, dissolving (or suffering any liquidation or dissolution), or adopting any plan of liquidation or dissolution;

                          (K) BOARD COMPOSITION. Refrain from changing the number of positions on the Company's Board of Trustees or Newco's Board of Directors;

                          (L) AMENDMENTS. Refrain from amending the Company's Declaration of Trust and Bylaws and the Newco's Certificate of Incorporation and Bylaws;

                          (M) PROPERTIES. Refrain from selling, leasing, transferring, or otherwise disposing of, other than the lease of any property or space in the ordinary course of business consistent with the past practices of the Company, any of the Company's or Newco's properties, provided that the Company and Newco may sell any property for consideration in excess of the net carrying value of such property in their accounting records;

                          (N) RIGHTS. Refrain from waiving any Claim or right of value of the Company or Newco;

                          (O) COMPENSATION. Refrain from: (i) increasing the compensation or fringe benefits (including severance benefits) payable or to become payable by the Company or Newco to any employee, officer, director, trustee, partner, consultant, or independent contractor as salary or wages or under any bonus, insurance, welfare, severance, deferred compensation, pension, retirement, profit sharing, stock option (including the granting of any stock option or stock appreciation right or performance or restricted stock award), stock purchase, or other employee benefit plan, or (ii) entering into, adopting, amending in any material respect (except as required by law), or terminating any Company Benefit Plan or any agreement, arrangement, plan, or policy between the Company or Newco, as applicable, and one or more of its directors, trustees, partners, officers, employees, or independent contractors, provided that the Purchaser shall not unreasonably withhold its consent to any new severance arrangements for Robert Ted Enloe III after considering whether such new arrangements have an adverse effect on the shareholders' equity shown in the balance sheet contained in the Interim Financial Statements;

                          (P) ACCOUNTING. Refrain from making any change in any significant accounting principles or practices used by the Company or Newco, except as required by the Commission;





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                                      16

                          (Q) ACQUISITIONS. Refrain from acquiring any Person (or any interest in any Person) or any material amount of assets, or making any loans, advances, or capital contributions to, or investments in, any Person;

                          (R) LOANS TO AFFILIATES. Refrain from making, changing, or forgiving any loan between the Company or Newco and any of their Affiliates, directors, employees, officers, related parties, trustees, or shareholders, provided that the Purchaser shall not unreasonably withhold its consent to the changing or forgiving of any such loan to Robert Ted Enloe III after considering whether such action has an adverse effect on the shareholders' equity shown in the balance sheet contained in the Interim Financial Statements;

                          (S) CAPITAL EXPENDITURES. Refrain from making capital expenditures in excess of an aggregate amount of $25,000; and

                          (T) NO AGREEMENTS CONCERNING THE FOREGOING. Refrain from entering into any agreement to take any of the actions described in Paragraphs (a) through (s) above.

                 SECTION 4.4 CHARTER AND BYLAWS. The Company, Newco, and the Purchaser acknowledge that Newco's Certificate of Incorporation shall include provisions concerning: (a) the classification of Newco's Board of Directors into three classes and (b) the restrictions on the transfer of equity securities in Newco to preserve certain tax attributes. The Company shall deliver to the Purchaser a form of proposed Certificate of Incorporation and Bylaws for Newco, which Certificate of Incorporation and Bylaws shall be reasonably acceptable to the Purchaser, prior to the initial filing of the Proxy Statement/Prospectus with the Commission, along with an opinion of Morris, Nichols, Arsht & Tunnell or such other Delaware counsel as is acceptable to the Purchaser, in the form and substance satisfactorily to the Purchaser in its reasonable discretion, that the transfer restrictions contained in such Certificate of Incorporation are enforceable (the "Transfer Restriction Opinion").

                 SECTION 4.5 SHAREHOLDER MEETING. In accordance with the Declaration of Trust and Applicable Law, the Company shall hold a special meeting of its shareholders to vote upon the Proposal, the sale of the Shares to the Purchaser, and such other matters as the Company considers necessary or advisable in connection therewith as promptly as practicable. Except to the extent legally required for the discharge of its fiduciary duties as advised by counsel, the Board of Trustees of the Company shall recommend at the date of the mailing of the Proxy Statement/Prospectus, and at all times through the conclusion of such special meeting of shareholders (and will not withdraw such recommendation), that the shareholders of the Company vote in favor of and approve the Proposal, the sale of the Shares to the Purchaser, and such other matters contemplated by this Agreement that require shareholder approval.

                 SECTION 4.6 PROXY STATEMENT/PROSPECTUS. As soon as practicable after the execution and delivery of this Agreement, the Company shall prepare the Proxy Statement/ Prospectus for use in connection with the special meeting of its shareholders with respect to their vote on the Proposal and the issuance of the Shares (the "Proxy Statement/Prospectus"), file the Proxy Statement/Prospectus with the Commission, respond to comments of the staff of the Commission, and promptly thereafter mail the Proxy Statement/Prospectus to all holders of record (as of the applicable record date) of shares of beneficial interest in the Company. The Company represents and covenants that the Proxy Statement/Prospectus and any amendment or supplement thereto, at the date of mailing to shareholders of the Company and the date of such meeting of the Company's shareholders, will be in compliance with all relevant rules and regulations of the Commission in all material respects and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were





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                                      17
made, not misleading, provided that the Company makes no representations or covenants with respect to information provided to the Company in writing by the Purchaser specifically for inclusion in the Proxy Statement/Prospectus. The Company and the Purchaser shall cooperate with each other in the preparation and filing of the Proxy Statement/Prospectus.

                 SECTION 4.7 DELAWARE SECTION 203. The Company shall cause Newco to take such actions as are necessary to make the provisions of
Section 203 of the Delaware General Corporation Law inapplicable to the
Purchaser.

                 SECTION 4.8 STOCK EXCHANGE APPLICATION. As soon as practicable after the execution and delivery of this Agreement, the Company shall cause Newco to apply for a listing on the New York Stock Exchange. If such application is denied, the Company shall then cause Newco to apply for a listing on either the American Stock Exchange or the National Market of the National Association of Securities Dealers Automated Quotation System.

                 SECTION 4.9 FAIRNESS OPINION. The Company shall use commercially reasonable efforts to cause Bear, Stearns & Co. Inc. (the "Investment Banker") to deliver its written opinion that the sale of the Shares to the Purchaser is fair to the Company's shareholders from a financial point of view (the "Fairness Opinion") to the Company and the Purchaser on or before January 26, 1996. In addition, the Company and the Purchaser shall each use commercially reasonable efforts to provide the Investment Banker with any information concerning it that the Investment Banker reasonably requests to prepare such opinion.

                 SECTION 4.10 NO SHOPPING. The Company and Newco and their respective directors, officers, and trustees shall not, and they shall direct and use their best efforts to cause the Company's and Newco's employees, agents and representatives (including any investment banker, lawyer, or accountant retained by them) not to, directly or indirectly, initiate, solicit, encourage, or otherwise facilitate any inquiries or the making of any proposal or offer (including any proposal or offer to the shareholders of the Company or Newco) with respect to a merger, acquisition, consolidation, or similar transaction involving (other than the Proposal), or any purchase of all or a significant portion of the assets or equity securities of, the Company or Newco (any such proposal or offer being referred to as an "Alternative Proposal") or, except to the extent legally required for the discharge by the Company's Board of Trustees or Newco's Board of Directors of their respective fiduciary duties as advised by such board's counsel with respect to an unsolicited proposal or offer from a third party, engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any Person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal. The Company will immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons (other than the Purchaser) conducted heretofore with respect to any of the foregoing. The Company will take the necessary steps to inform promptly the appropriate Persons referred to in the first sentence hereof of the obligations undertaken in this section.
The Company and Newco hereby agree to notify the Purchaser immediately if any inquiries, proposals, or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company or Newco. Prior to furnishing information to or entering into discussions or negotiations with any Person concerning an Alternative Proposal (if otherwise so permitted pursuant to the first sentence of this section), the Company or Newco shall receive from such Person an executed confidentiality and standstill agreement substantially in the form of such agreement that the Purchaser entered into with the Company, unless requiring such confidentiality and standstill agreement would not discharge the fiduciary duties of the Company's Board of Trustees or Newco's Board of Directors as advised by such board's counsel. Nothing contained in this section shall prohibit the Company or Newco from complying with Rule 14e-2 under the Exchange Act with regard to an Alternative Proposal. The Company or Newco may only





STOCK PURCHASE AGREEMENT
enter into an agreement concerning an Alternative Proposal with another Person if prior to entering such agreement it terminates this Agreement pursuant to
Section 6.1(e).

                 SECTION 4.11 REGISTRATION RIGHTS. Prior to the Closing, the Company shall cause: (a) Newco to enter into the Registration Rights Agreement attached as Exhibit B to this Agreement (the "Registration Rights Agreement"), and (b) Newco, Robert Ted Enloe III, and the Enloe Descendants' Trust to enter into the Agreement Clarifying Registration Rights attached as Exhibit C to this Agreement (the "Clarification Agreement"). Prior to the Closing, the Purchaser shall enter into the Clarification Agreement.

                 SECTION 4.12 INSURANCE. The Company will cause Newco, as of the Closing Date, to have obtained a directors' and officers' insurance policy reasonably acceptable to the Purchaser in a coverage amount of not less than $10,000,000.
                 SECTION 4.13 NO DISCLOSURE OF CONFIDENTIAL INFORMATION. The Purchaser shall not disclose any Confidential Information at any time to any Person. This section, however, shall not preclude the Purchaser from:

                          (A) ADVISORS. Disclosing information to its accountants, lawyers, and other professional advisors, provided that the Purchaser shall be deemed to have breached this section if any such accountant, lawyer, or other professional advisor discloses such information to any other Person and such information is not excluded from the Purchaser's confidentiality obligation pursuant to Paragraph
         (B), (C), or (D) below;

                          (B) PUBLIC INFORMATION. Disclosing information generally available to the public other than by breach of this section;

                          (C) REQUIRED BY LAW. Disclosing information required by law or court order after promptly notifying the Company of the requirement to disclose such information; or

                          (D) TAX RETURNS. Disclosing information required in any Tax report or return.

                 SECTION 4.14 NO OPTIONS. Until after the third anniversary of the Closing Date, Newco shall not grant or issue any options, rights, or warrants to acquire any equity securities in Newco to Mr. Gerald J. Ford or any of his Affiliates or family members. In addition, during this period Newco shall not pay any salary or other compensation to any such Person or permit any subsidiary or other entity under the control of Newco to pay any such salary or compensation. In addition, until after such third anniversary, Newco may only grant options, rights, or warrants to acquire equity securities in Newco to its directors, officers, and employees after the Compensation Committee of Newco's Board of Directors (or if such a committee does not exist, the independent directors of Newco) approve such grant. The foregoing prohibitions, however, shall not prevent Newco from granting stock options to the management and other employees of any entity or business that Newco acquires during the three year period.

                 SECTION 4.15 NO WAIVER OF TRANSFER RESTRICTIONS. From the date of this Agreement until the Company reorganizes into a Delaware corporation, the Company shall not waive any of the transfer restrictions set forth in Section 5.7 of the Declaration of Trust. In addition, from the reorganization of the Company into Newco until the Closing, Newco shall also not waive the transfer restrictions to be contained in its Certificate of Incorporation.

                 SECTION 4.16 PRESS RELEASE. Promptly after the execution and delivery of this Agreement, the Company may issue a press release announcing the proposed sale of Shares to





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                                      19
the Purchaser. Except as required by Applicable Law or the New York Stock Exchange regulations, such press release and any other public announcements or filings concerning the sale of the Shares to the Purchaser shall be in a form mutually agreed upon among the Company, Newco, and the Purchaser.

                 SECTION 4.17 REASONABLE EFFORTS. The Purchaser shall use commercially reasonable efforts to: (a) cause its representations and warranties set forth in this Agreement to be true and correct on the Closing Date, and (b) satisfy all conditions to the Closing within its control.

                 SECTION 4.18 NOTIFICATION OF CERTAIN MATTERS. The Company and Newco shall give prompt notice to the Purchaser, and the Purchaser shall give prompt notice to the Company and Newco, of: (a) the occurrence, or failure to occur, of any event that causes any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date of this Agreement to the Closing Date, and (b) any failure of the Company, Newco, or the Purchaser to comply with or satisfy, in any material respect, any covenant or obligation to be complied with or satisfied by it under this Agreement. The Company and Newco shall give prompt notice to the Purchaser, and the Purchaser shall give prompt notice to the Company and Newco, of any event of which such Person obtains knowledge that has had, or might reasonably be expected to have, a material adverse effect on such Person's business, financial condition, assets, results of operations, or prospects or which if known as of the date of this Agreement or the Closing, would have been required to be disclosed.

                 SECTION 4.19 NEWCO MATTERS. At or before the Closing, if the conditions set forth in Section 2.2 have been satisfied or waived, the Company shall: (a) cause the appointment of two designees of the Purchaser as directors of Newco, one of such designees to serve until the second annual meeting of Newco's shareholders following such appointment, and one of such designees to serve until the third annual meeting of Newco's shareholders following such appointment, (b) cause Newco to enter into indemnity agreements in form and substance reasonably satisfactory to the Purchaser with the Purchaser's two designees for director, (c) cause Newco's Certificate of Incorporation and Bylaws to be in the form referred to in Section 4.4 of this Agreement, (d) transfer all of the assets and liabilities of the Company to Newco pursuant to Section 8.2 of the Company's Declaration of Trust, as amended, (e) distribute the Common Stock of Newco that the Company receives in exchange for its assets and liabilities to the Company's shareholders, and (f) cause Newco to assume the Company's obligations under this Agreement. Immediately after the Closing, Newco's Board of Directors shall consist of the Purchaser's two designees and the three trustees of the Company immediately before the Closing, thereafter to serve in accordance with Applicable Law and Newco's Certificate of Incorporation and Bylaws.


                              V.  INDEMNIFICATION

                 SECTION 5.1 INDEMNIFICATION OF THE PURCHASER. The Company and Newco shall indemnify, defend, reimburse, and hold the Purchaser and its Affiliates, agents, employees, officers, and partners (collectively, the "Purchaser Indemnitees") harmless from any and all Claims directly or indirectly related or arising with respect to:

                          (A) BREACHES OF REPRESENTATIONS AND WARRANTIES. Any inaccuracy in any representation or warranty of the Company or Newco set forth in this Agreement; or

                          (B) BREACHES OF COVENANTS. Any failure in any material respect to perform or observe any covenant or agreement to be performed by the Company or Newco set forth in this Agreement.





STOCK PURCHASE AGREEMENT

                 SECTION 5.2      INDEMNIFICATION PROCEDURE.  The
indemnification obligations under this Agreement shall be subject to the following procedures:

                          (A) NOTICE. Any Purchaser Indemnitee seeking indemnification with respect to any Claim shall notify the Company and Newco of such Claim as promptly as possible.

                          (B) DEFENSE OF CLAIM. If any Claim is asserted by any third party against any Purchaser Indemnitee, the Company and Newco shall have the right, unless otherwise precluded by Applicable Law, to conduct and control the defense, compromise, or settlement of such Claim or threatened Claim in respect of matters embraced by their indemnity obligations in this Article V. The Purchaser Indemnitee shall have the right to employ counsel separate from counsel employed by the Company and Newco in connection with any such Claim or threatened Claim and to participate in the defense of such Claim, but the fees and expenses of such counsel employed by the Purchaser Indemnitee shall be at its sole expense unless: (i) the Company or Newco shall have elected not, or after reasonable written notice shall have failed, to assume the defense of such Claim, (ii) the engagement of such counsel has been specifically authorized by the Company or Newco in writing, or (iii) the parties to any such Claim or threatened Claim (including any impleaded parties) include both the Company or Newco and the Purchaser Indemnitee and the Purchaser Indemnitee shall have been advised in writing by its counsel that there may be one or more defenses available to the Purchaser Indemnitee that are unavailable to the Company and Newco or legal conflicts of interest pursuant to applicable rules of professional conduct between the Company and Newco and the Purchaser Indemnitee. In the case of the events referred to in Clauses (i), (ii), or (iii), the fees and expenses of such counsel engaged by the Purchaser Indemnitee shall be at the expense of the Company and Newco. The Company and Newco shall not, without the written consent of the Purchaser Indemnitee, settle or compromise any Claim or threatened Claim, or consent to the entry of any judgment, that does not include as an unconditional term the giving by the claimant or the plaintiff to the Purchaser Indemnitee a release from all liability in respect of such Claim or threatened Claim. The Purchaser Indemnitee may not settle or compromise any Claim or threatened Claim without the written consent of the Company and Newco.

                          (C) SURVIVAL. The indemnity obligations set forth in this Article V shall survive the Closing or termination of this Agreement, although any such indemnity obligation with respect to a breach of a representation or warranty shall terminate at the expiration of such representation or warranty as set forth in Section 8.19.

                 SECTION 5.3 NON-EXCLUSIVITY OF REMEDIES. The indemnity rights provided in this Article V shall not be the exclusive remedy available under this Agreement.


                                VI.  TERMINATION

                 SECTION 6.1 TERMINATION OF THIS AGREEMENT. The Company, Newco, and the Purchaser may terminate this Agreement under the circumstances set forth below at any time prior to the Closing, without the approval of their respective boards of directors/trustees, partners, or shareholders:

                          (A) CONSENT. The Company, Newco, and the Purchaser may agree in writing to terminate this Agreement.





STOCK PURCHASE AGREEMENT

                          (B) PURCHASER'S DISCRETION. The Purchaser may terminate this Agreement in its sole discretion by written notice delivered to the Company on or before 5:00 p.m., Central Time, on January 19, 1996.

                          (C) DOWN PAYMENT. The Company or Newco may terminate this Agreement by written notice to the Purchaser after 5:00 p.m., Central Time, on January 19, 1996, if the Purchaser has not deposited the Down Payment with the Escrow Agent at the time of such notice.

                          (D) FAIRNESS OPINION. The Company, Newco, or the Purchaser may terminate this Agreement by written notice to the others at anytime after January 26, 1996, if the Investment Banker has not delivered the Fairness Opinion as of the time of such notice.

                          (E) FIDUCIARY OUT. The Company or Newco may terminate this Agreement by written notice to the Purchaser if: (i) the Company or Newco is prepared to enter into a binding agreement relating to an Alternative Proposal, (ii) the Company or Newco gives the Purchaser notice of the terms of such Alternative Proposal at least five days prior to such termination, (iii) if such Alternative Proposal involves the purchase of shares of beneficial interest in the Company or shares of Common Stock in Newco substantially equal to the number of Shares, the per share purchase price under such Alternative Proposal exceeds $2.85 and the Alternative Proposal is on substantially the same terms and conditions as this Agreement, (iv) the Board of Trustees of the Company or the Board of Directors of Newco has concluded, based upon advice of legal counsel with input from an investment banker, that the failure to enter into a binding agreement relating to an Alternative Proposal might reasonably be expected to subject the Company's trustees or Newco's directors, as the case may be, to liability for breach of their fiduciary duties to the Company's or Newco's shareholders, and (v) the fee referred to in
         Section 6.2(c) of this Agreement is received by the Purchaser on or before such termination.

                          (F) SHAREHOLDER VOTE. The Company, Newco, or the Purchaser may terminate this Agreement if at the special meeting of the Company's shareholders referred to in Section 4.5, the shareholders fail to approve in accordance with the Company's Declaration of Trust the Proposal and the sale of the Shares to the Purchaser, and such meeting is ended without any adjournment to another time.

                          (G) BREACH BY THE PURCHASER. The Company or Newco may terminate this Agreement by written notice to the Purchaser if: (i) the representations and warranties of the Purchaser set forth in this Agreement were incorrect or incomplete as of the date of this Agreement or would be incorrect or incomplete as of the Closing, or
         (ii) the Purchaser fails to perform in any material respect the covenants and obligations that it is required to perform under this Agreement before the Closing, provided that neither the Company nor Newco may terminate this Agreement pursuant to this paragraph if the Purchaser could terminate this Agreement pursuant to Paragraph (h) below.

                          (H)     BREACH BY THE COMPANY OR NEWCO.  The
         Purchaser may terminate this Agreement by written notice to the Company and Newco if: (i) the representations and warranties of the Company and Newco set forth in this Agreement were incorrect or incomplete as of the date of this Agreement or would be incorrect or incomplete as of the Closing, or (ii) the Company or Newco fails to perform in any material respect the covenants and obligations that it is required to perform under this Agreement before the Closing, provided that the Purchaser may not terminate this Agreement pursuant to this paragraph if either the Company or Newco could terminate this Agreement pursuant to Paragraph (g) above.





STOCK PURCHASE AGREEMENT

                          (I) OUTSIDE DATE. The Company, Newco, or the Purchaser may terminate this Agreement by written notice to the others if the Closing has not occurred on or before August 31, 1996, provided that if the Closing has not occurred by such date due to a temporary restraining order or temporary injunction, then the August 31, 1996 date shall be extended by a number of days equal to the period of such temporary restraining order or temporary injunction, but in no event beyond December 31, 1996.

                 SECTION 6.2 EFFECT OF TERMINATION. The termination of this Agreement shall have the follow effects:

                          (A) GENERAL. If this Agreement is terminated pursuant to Section 6.1, all further obligations of the Company, Newco, and the Purchaser shall terminate, provided that the obligations contained in this section, Section 6.3, Article V, and
         Article VII, shall survive such termination. Except as specifically set forth below, a termination under Section 6.1 shall not relieve the Company, Newco, or the Purchaser from any liability for any breach of, or any misrepresentation under, any representation, warranty, covenant, or other term of this Agreement, and shall not be deemed to constitute a waiver of any available remedy for any such breach or misrepresentation, provided, however, that the liability of the Company and Newco, in the aggregate, and the liability of the Purchaser for any breach of, or any misrepresentation under, any representation or warranty shall not exceed $2,000,000, and provided, further, that there shall be no limitation on the liability of the Company, Newco, or the Purchaser for any failure to perform or observe any covenant or agreement to be performed or observed by it under this Agreement.

                          (B) RELEASE OF DOWN PAYMENT. In addition to any other remedies set forth in this section, the Escrow Agent shall return the Down Payment to the Purchaser if this Agreement is terminated for any reason other than pursuant to Section 6.1(g).

                          (C) BREAK-UP FEE. If (i) the Company or Newco terminates this Agreement pursuant to Section 6.1(e), or (ii) the Company, Newco, or the Purchaser terminates this Agreement pursuant to
         Section 6.1(f) and the Company did not recommend that its shareholders vote in favor of and approve the Proposal, the sale of the Shares to the Purchaser, and such other matters contemplated by this Agreement that require shareholder approval (or subsequently withdrew such recommendation prior to such vote), then, in the case of either Clause
         (i) or (ii), the Company and Newco shall pay to the Purchaser $500,000 in cash upon such termination.

                          (D) BREACH BY THE PURCHASER. If the Company or Newco terminates this Agreement pursuant to Section 6.1(g), the Escrow Agent shall retain the Down Payment until the amount of damages suffered by the Company and Newco because of the reasons for the termination has been determined. At such time, the Escrow Agent shall deliver to the Purchaser an amount from the Down Payment equal to such damages and then deliver the balance of the Down Payment, if any, to the Purchaser.

                 SECTION 6.3 CONFIDENTIALITY OF CERTAIN INFORMATION. Notwithstanding anything to the contrary, if this Agreement is terminated for any reason the Purchaser's obligation to maintain the confidentiality of the Confidential Information shall remain in full force and effect. In addition, upon such termination the Purchaser shall deliver to the Company and Newco any documents that it or any of its representatives possess that contain any Confidential Information.





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                                      23

                               VII.  ARBITRATION

                 SECTION 7.1 PRE-ARBITRATION MEETING. The Company, Newco, and the Purchaser (and if applicable, any Purchaser Indemnitee) shall attempt in good faith to resolve promptly any dispute, controversy, or Claim under or in connection with this Agreement by negotiations. If any such dispute, controversy, or claim should arise, representatives of such Persons shall meet at least once to attempt to resolve the matter. Any such representative may request the other representatives to meet within 14 days after delivery of written notice to the others of any such dispute, controversy, or Claim, at a mutually agreed time and place.

                 SECTION 7.2 ARBITRATION PROCEEDINGS. If the matter has not been resolved pursuant to negotiations within 60 days after the first meeting of the representatives (which period may be extended by mutual agreement), the matter shall be settled exclusively by arbitration (except as provided in Section 7.6) conducted by three arbitrators in accordance with the provisions of the Federal Arbitration Act (99 U.S.C. Sections 1-16), and in accordance with the Center for Public Resources, Inc.'s Rules (the "Rules of Arbitration") for Non-Administered Arbitration of Business Disputes. The three arbitrators shall be selected as follows, one arbitrator shall be selected by the Company and Newco, one arbitrator shall be selected by the Purchaser and any Purchaser Indemnitees, and one arbitrator shall be selected by the other two arbitrators. All arbitrators shall be individuals: (a) who meet the qualifications set forth in Rule 7 of the Rules of Arbitration, (b) who are attorneys or retired judges, and (c) who have past experience in settling complex litigation involving claims relating to securities and mergers and acquisitions. The arbitration of such matters in controversy, including the determination of any amount of damages, shall be final and binding upon the Company, Newco, the Purchaser, and any involved Purchaser Indemnitee to the maximum extent permitted by law. No such Person shall seek, and no arbitrator shall be authorized to award, any punitive damages relating to any matter arbitrated. This agreement to arbitrate is irrevocable.

                 SECTION 7.3 PLACE OF ARBITRATION. Any arbitration proceedings shall be conducted in Dallas, Texas or at such other location as the Company, Newco, the Purchaser, and any involved Purchaser Indemnitee may agree.

                 SECTION 7.4      JUDGMENTS.  Any arbitration award under this
Article VII shall be final and binding, and judgment may be entered on such award by any court having jurisdictions upon application of the Company, Newco, the Purchaser, or any involved Purchaser Indemnitee.

                 SECTION 7.5 EXPENSES. Any party to an arbitration proceeding under this Article VII shall be entitled to be reimbursed by the other parties for its costs and expenses incurred in connection with the arbitration proceeding, including reasonable attorneys' fees, to the extent determined by the arbitrators. The arbitrators shall assess the costs of the arbitration proceeding, including their fees, to the parties to the proceeding in such proportions as the arbitrators consider reasonable under the circumstances.

                 SECTION 7.6 EQUITABLE REMEDIES. Notwithstanding anything else in this Article VII to the contrary, the Company, Newco, the Purchaser, and any involved Purchaser Indemnitee shall be entitled to seek any equitable remedies available under Applicable Law from any court of competent jurisdiction, and the order or judgment of any such court shall be binding in any arbitration proceeding pursuant to this Article VII.





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                                      24

                                 VIII.  GENERAL

                 SECTION 8.1 AMENDMENT. No amendment or modification of any of the provisions of this Agreement shall be effective unless in a writing signed by the Company, Newco, and the Purchaser.

                 SECTION 8.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement, but all of which shall constitute one and the same agreement. Any party to this Agreement may execute and deliver this Agreement by an executed signature page transmitted by a facsimile machine, provided that such party promptly thereafter delivers an originally executed signature page. Any failure to deliver such an originally executed signature page after delivering an executed signature page transmitted by a facsimile machine, however, shall not affect the validity, legality, or enforceability of this Agreement.

                 SECTION 8.3 DEFINITIONS. Terms with initial capitalized letters that are not otherwise defined in this Agreement shall have the meanings set forth below:

                          (A) AFFILIATE. The term "Affiliate" with respect to a Person shall mean any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

                          (B) APPLICABLE LAW. The term "Applicable Law" with respect to a Person shall mean any decree, injunction, judgment, law, order, ordinance, regulation, rule, statute, or writ of any federal, state, or local governmental entity (or any agency, department, or political subdivision of any governmental entity) applicable to such Person's principal business and investment activities.

                          (C) BUSINESS DAY. The term "Business Day" shall mean a day that is not a Sunday, Saturday, or holiday when banks in the State of Delaware are required or permitted to be closed.

                          (D) CLAIM. The term "Claim" shall mean any action, assessment, cause of action, charge, claim, counterclaim, defense, demand, expense, fine, interest, inquiry, investigation, judgment, legal action, litigation, liability (joint or several), notice, obligation, payment, penalty, proceeding, or suit (including any damages incurred because of strict liability, any punitive damages, any reasonable fees and expenses of accountants, lawyers, other professional advisors, and expert witnesses, and any cost of investigation and preparation) of any kind or nature whatsoever.

                          (E)     CONFIDENTIAL INFORMATION.  The term
         "Confidential Information" shall mean any information concerning the Company's or Newco's assets, cash flows, business, financial condition, results of operations, or prospects.

                          (F) CONTRACT. The term "Contract" with respect to a Person shall mean any agreement, authorization, commitment, contract, decree, deed of trust, franchise, instrument, judgment, lease, license, mortgage, order, permit, or other document or obligation to which such Person is a party or by which any of such Person's assets are bound.

                          (G) ENVIRONMENTAL CLAIM. The term "Environmental Claim" shall mean any of the following items to the extent they relate to any Environmental Noncompliance: (i) any Claim for personal injury, death, or property damage, (ii) any Claim for actual or threatened damages to natural resources, (iii) any Claim for the recovery of response costs or remedial action under any Environmental Law, (iv) any requirement to implement "corrective action" pursuant to any restitution, contribution,





STOCK PURCHASE AGREEMENT
         or equitable indemnity to third parties or any governmental entity, and (v) any fine, penalty, or Lien.

                          (H) ENVIRONMENTAL LAW. The term "Environmental Law" shall mean: (i) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. Sections 6901 et seq.), (ii) the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Sections 9601 et seq.),
         (iii) the Clean Water Act (33 U.S.C. Sections 1251 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), (v) the Clean Air Act (42 U.S.C. Sections 7401 et seq.), (vi) any local, state, or foreign law, statute, regulation, or ordinance analogous to any of the foregoing statutes; and (vii) any other federal, state, local, or foreign law (including any common law), statute, regulation, or ordinance regulating, prohibiting, or otherwise restricting the placement, release, threatened release, generation, treatment, or disposal of any substance, pollutant, or waste classified or considered to be hazardous or toxic to human health or the environment.

                          (I) ENVIRONMENTAL NONCOMPLIANCE. The term "Environmental Noncompliance" shall mean: (i) any release of any Hazardous Material into the environment, any storm drain, sewer, septic system, or publicly owned treatment works in violation of any effluent or emission limitations, standards, or other criteria or guidelines established by any Environmental Law, (ii) any noncompliance of physical structure, equipment, process, or premises with the requirements of building or fire codes, zoning or land use regulations, or ordinances or conditional use permits, (iii) any noncompliance with federal, state, or local requirements governing occupational safety and health, and (iv) any property design that does not conform to the statutory or regulatory requirements of any Applicable Law intended to protect public health, welfare, or the environment.

                          (J) HAZARDOUS MATERIAL. The term "Hazardous Material" shall mean any substance, matter, material, waste, solid, liquid, gas, or pollutant, the generation, storage, disposal, handling, recycling, release, threatened release, or treatment of which is regulated, prohibited, or limited under any Environmental Law.
                          (K) LAW AFFECTING CREDITORS' RIGHTS. The term "Law Affecting Creditors' Rights" shall mean any bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium, or other law affecting the enforcement of creditors' rights generally, and any general principles of equity.

                          (L) LAWSUIT. The term "Lawsuit" shall mean any action, charge, claim, counterclaim, decree, injunction, inquiry, investigation, legal action, litigation, order, proceeding, suit, or writ.

                          (M) LIEN. The term "Lien" shall mean any charge, claim, equity, judgment, lease, liability, license, lien, mortgage, pledge, restriction, security interest, Tax lien, or encumbrance of any kind.

                          (N) MATERIAL ADVERSE CHANGE. The term "Material Adverse Change" with respect to a Person shall mean that such Person has: (i) undergone a material adverse change with respect to its assets, cash flows, business, financial condition, results of operations, or prospects, (ii) materially breached or defaulted under a material arrangement or Contract to which it is a party or by which any of its assets are bound, or (iii) become a party to a Lawsuit that could have a significant and detrimental effect upon it.





STOCK PURCHASE AGREEMENT

                          (O) PERSON. The term "Person" shall mean any association, business trust, corporation, estate, general partnership, governmental entity (or any agency, department, or political subdivision of a governmental entity), individual, joint stock company, joint venture, limited liability company, limited partnership, professional association, professional corporation, trust, or any other organization or entity.

                          (P) PROPOSAL. The term "Proposal" shall mean the proposal by the Company to: (i) amend its Declaration of Trust to permit the transactions described in this Agreement, (ii) form Newco,
         (iii) transfer all of the assets and liabilities of the Company to Newco pursuant to Section 8.2 of the Company's Declaration of Trust, as amended, (iv) distribute the Common Stock of Newco that the Company receives in exchange for its assets to the Company's shareholders, and
         (v) terminate the Company in accordance with the Declaration of Trust following the Closing.

                          (Q) TAX. The term "Tax" shall mean any federal, state, county, local, or foreign assessment, charge, fee, impost, levy, duty, or tax of any kind whatsoever, including, without limitation, all ad valorem, customs, documentary, transfer, duty, employment, excise, franchise, gross income, gross receipts, lease, license, net income, payroll, premium, profits, property, occupation, sales, service, service use, stamp, severance, transaction privilege, use, or withholding taxes or charges imposed by any governmental authority, together with any related interest, penalties, or additions to tax.

                 SECTION 8.4 EFFECTS OF THE REORGANIZATION. Notwithstanding anything to the contrary in this Agreement, the provisions of this Agreement shall only apply to Newco after it is formed and assumes the Company's obligations under this Agreement in connection with the reorganization of the Company, at which time Newco shall be deemed to be a party to this Agreement. In addition, upon the termination of the Company, the Company shall be deemed released from all of its obligations under this Agreement, which obligations Newco will have assumed.

                 SECTION 8.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the Company, Newco, and the Purchaser and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter of this Agreement, except that any confidentiality or standstill agreements between the Company and the Purchaser shall remain in full force and effect until the Closing.

                 SECTION 8.6 EXPENSES. The Company, Newco, and the Purchaser shall each bear its own accounting and legal fees and other costs and expenses with respect to the negotiation and preparation of this Agreement and the Closing. The Purchaser shall bear any Tax imposed in connection with the issuance of the Shares to it pursuant to this Agreement.

                 SECTION 8.7 FURTHER ASSURANCES. The Company, Newco, and the Purchaser each covenants that it will execute and deliver to the other such certificates, documents, and instruments, and do such acts, as may be required to carry out the intent and purposes of this Agreement.

                 SECTION 8.8 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED ACCORDING TO, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW OF THE STATE OF DELAWARE.

                 SECTION 8.9 HEADINGS. Article and section headings are used in this Agreement only as a matter of convenience, are not a part of this Agreement, and shall not have any effect upon the construction or interpretation of this Agreement.





STOCK PURCHASE AGREEMENT

                 SECTION 8.10 INJUNCTIVE RELIEF. Any breach or violation by the Purchaser of its confidentiality obligations under this Agreement shall entitle the Company or Newco to an injunction restraining any further or continued breach or violation. Such right to an injunction shall be in addition to and cumulative of (and not in lieu of) any other remedy to which the Company or Newco is entitled because of such breach or violation.

                 SECTION 8.11 NO ASSIGNMENT. Neither the Company, Newco, nor the Purchaser may assign its benefits or delegate its duties under this Agreement, provided that the Company shall cause Newco to assume the Company's duties under this Agreement and the Purchaser may assign this Agreement to Gerald J. Ford or his Affiliates if such assignee assumes the Purchaser's obligations under this Agreement.

                 SECTION 8.12 NO THIRD-PARTY BENEFICIARIES. Except with respect to Newco and the Purchaser Indemnitees, this Agreement is solely for the benefit of the parties to this Agreement and no other Person shall have any right, interest, or claim under this Agreement.

                 Section 8.13 NOTICES. All notices and other communications in connection with this Agreement shall be in writing and deemed to have been delivered on the day of delivery if delivered by hand, overnight express, regular mail, or facsimile transmission, or three days after the date of posting if mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to each party at its address set forth below (or to such other address to which such party has notified the other party in accordance with this section to send such notices or communications):

         Company/Newco:                    Liberte Investors
                                           600 N. Pearl Street
                                           Suite 420, LB #168
                                           Dallas, Texas  75201
                                           Attn:  Robert Ted Enloe III
                                           Telephone No.  (214) 720-8950
                                           Facsimile No.  (214) 720-8954

         Purchaser:                        Hunter's Glen/Ford, Ltd.
                                           200 Crescent Court, Suite 1350
                                           Dallas, Texas  75202
                                           Attn:  Gerald J. Ford
                                           Telephone No.  (214) 871-5131
                                           Facsimile No.  (214) 871-5199

         SECTION 8.14 PERFORMANCE ON BUSINESS DAYS. If any event or the expiration of any period provided for in this Agreement is scheduled to occur or expire on a day that is not a Business Day, such event shall occur or such period shall expire on the next succeeding day that is a Business Day.

         SECTION 8.15 PLURAL AND SINGULAR WORDS. Whenever the plural of a word is used in this Agreement, that word shall, if appropriate, include the singular of that word. Whenever the singular of a word is used in this Agreement, that word shall, if appropriate, include the plural of that word.

         SECTION 8.16 PRONOUNS. Whenever a pronoun of a particular gender is used in this Agreement, that pronoun shall, if appropriate, also refer to the other gender and the neuter. Whenever a neuter pronoun is used in this Agreement, that pronoun shall, if appropriate, also refer to the masculine and feminine gender.

         SECTION 8.17 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of





STOCK PURCHASE AGREEMENT
such prohibition or unenforceability (but shall be construed and given effect to the extent possible), without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 8.18 SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of each party to this Agreement and its heirs, legal representatives, permitted assigns, and successors, provided that this section shall not permit the assignment or other transfer of this Agreement, whether by operation of law or otherwise, if such assignment of other transfer is not otherwise permitted under this Agreement.

         SECTION 8.19 SURVIVABILITY. The representations and warranties contained in this Agreement shall expire at 5:00 p.m., Central Time, on the first anniversary of the Closing Date, provided that: (a) the representations and warranties contained in Sections 3.1(a), 3.1(n), and 3.2(a) shall survive forever, subject to all defenses available under Applicable Law, including the expiration of the applicable statute of limitations, and (b) the representations and warranties contained in Section 3.1(u) shall continue until the expiration of the applicable statute of limitations. In addition, if notice of a breach of a representation or warranty is delivered before such representation or warranty expires, such representation or warranty shall continue indefinitely until such claim is resolved. All covenants and agreements of the Company, Newco, and the Purchaser shall be continuing and survive the Closing.

         SECTION 8.20 WAIVER. No provision of this Agreement shall be considered waived unless such waiver is in writing and signed by the party to this Agreement that benefits from the enforcement of such provision. No waiver of any provision in this Agreement, however, shall be deemed a waiver of a subsequent breach of such provision (or right arising under such provision) or a waiver of a similar provision. In addition, a waiver of any breach or a failure to enforce any term or condition of this Agreement shall not in any way affect, limit, or waive a party's rights under this Agreement at any time to enforce strict compliance thereafter with every term and condition of this Agreement.

                         [SIGNATURES ON THE NEXT PAGE]





STOCK PURCHASE AGREEMENT

         IN WITNESS WHEREOF, the Company and the Purchaser have each executed and delivered this Agreement as of the date first written above.

                                   LIBERTE INVESTORS


                                   By:      /s/ Robert Ted Enloe III
                                            -------------------------
                                   Name:    Robert Ted Enloe III
                                   Title:   President


                                   HUNTER'S GLEN/FORD, LTD.


                                   By:      /s/ Gerald J. Ford
                                            -------------------------
                                   Name:    Gerald J. Ford
                                   Title:   General Partner





STOCK PURCHASE AGREEMENT

                                   EXHIBIT A


                                 LEGAL OPINION

                                   EXHIBIT A
                                 LEGAL OPINION

1.       The Company is validly existing as a Massachusetts business trust.

2. Newco is validly existing and in good standing as a Delaware corporation.

3. The Company has the power and authority to executive, deliver, and perform the Agreement.

4. Newco has the power and authority to assume the Company's obligations under the Agreement and perform it.

5. The Company has duly authorized, executed, and delivered the Agreement, which constitutes a valid, legal, and binding obligation of the Company, enforceable against the Company in accordance with the Agreement's terms.

6. Newco has duly assumed the Company's obligations under the Agreement, which constitutes a valid, legal, and binding obligation of Newco, enforceable against Newco in accordance with the Agreement's terms.

7. The Company's execution, delivery, and performance of the Agreement does not violate the Company's Declaration of Trust, Bylaws, or certain Contracts scheduled in connection with this opinion.

8. Newco's assumption of the Company's obligations under the Agreement and performance of the Agreement will not violate its Certificate of Incorporation, Bylaws, or certain Contracts scheduled in connection with this opinion.

9. The Proposal, the sale of the Shares to the Purchaser, and such other matters contemplated by this Agreement and identified in such opinion have been approved by all necessary action on the part of the Company, its Board of Trustees, and its shareholders.

10. The Shares have been duly authorized and upon their issuance pursuant to the terms of the Agreement, will be validly issued, fully paid, and nonassessable, and are not subject to any preemptive rights.

11. Upon the reorganization of the Company, Newco succeeded to the Company's NOL carryforwards, and the transactions contemplated by this Agreement and identified in such opinion will not restrict Newco's use of such NOL carryforwards under Section 382 of the Code.

                                   EXHIBIT B


                         REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT B


                         REGISTRATION RIGHTS AGREEMENT


                 This Registration Rights Agreement (the "AGREEMENT") is made and entered into as of __________________, 1996, by and between _________________, a Delaware corporation (the "COMPANY"), and Hunter's Glen/Ford, Ltd., a Texas limited partnership (the "INVESTOR").

                                   RECITALS:

         A. Pursuant to that certain Stock Purchase Agreement (herein so called) dated as of January 16, 1996 between the Investor and Liberte Investors, a Massachusetts business trust (the "TRUST"), the Investor agreed, subject to certain conditions, to purchase 8,102,439 shares of Common Stock (hereinafter defined) from the Company.

         B. Pursuant to the terms of the Stock Purchase Agreement it is a condition to the obligations of the Investor thereunder that the Company grant certain registration rights with respect to the shares of Common Stock to be purchased by the Investor pursuant to the Stock Purchase Agreement.

         C. Pursuant to the terms of the Stock Purchase Agreement the Trust agreed to cause the Company to grant certain registration rights with respect to the shares of Common Stock to be purchased by the Investor pursuant to the Stock Purchase Agreement.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                  AGREEMENTS:

                 1.       Definitions.

                 As used in this Agreement, the following capitalized terms shall have the following meanings:

                 Affiliate: A Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a specified Person.

                 Closing Date: The closing date of the purchase of the Shares by the Investor from the Company.

                 Common Stock: The common stock, par value $.01 per share, of the Company.

                 Enloe Offering: An Underwritten Offering pursuant to the exercise of demand registration rights by the Enloe Trust or successor holders of such rights.

                 Enloe Shares: The shares of Common Stock owned by the Enloe Trust, Robert Ted Enloe III through his Keogh plan, and Mr. Enloe's spouse, to the extent that such persons have registration rights.

                 Enloe Trust:  Enloe Descendants' Trust.

                 Exchange Act: The Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

                 Person: An individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                 Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including all material incorporated by reference into such prospectus.

                 Registrable Securities: (a) The Shares and (b) any securities issued or issuable with respect to the Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the SEC and the Registrable Security has been disposed of pursuant to such effective registration statement, (ii) the Registrable Security is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) the Registrable Security has been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for it not bearing a legend restricting further transfer under securities laws, and it may be resold without subsequent registration under the Securities Act, or (iv) with respect to Section 2(a) of this Agreement, the Registrable Security may be sold under Rule 144(k) of the Securities Act.

                 Registration Expenses:  See Section 5 hereof.

                 Registration Statement: The Registration Statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the

Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

                 SEC:     The Securities and Exchange Commission.

                 Securities Act: The Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

                 Shares: The shares of Common Stock purchased by the Investor from the Company pursuant to the Stock Purchase Agreement.

                 Stock Purchase Agreement:  See the recitals to this Agreement.

                 Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

                 2.       Registration Rights.

                 (a) Shelf Registration. At any time during the period commencing on the first anniversary of the Closing Date and ending when the holders of the Registrable Securities (i) own, in the aggregate, less than 5% of the issued and outstanding shares of Common Stock and (ii) are not Affiliates of the Company, upon the written request any holder or holders of not less than 20% of the Registrable Securities, the Company shall file a "shelf" registration statement on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act (a "Shelf Registration") for all of the then Registrable Securities and all of the Enloe Shares, subject to the request of any holder to exclude any Registrable Securities or Enloe Shares as provided below. Within ten (10) days after receipt of a request for a Shelf Registration, the Company shall give written notice of such registration request to all non-requesting holders of Registrable Securities and all holders of Enloe Shares and shall exclude from such registration all Registrable Securities or Enloe Shares with respect to which the Company received written requests for exclusion therefrom within fifteen (15) days after the receipt of the notice by the applicable holder.

                 Subject to Section 4(a) and 4(b) hereof, the Company agrees to use commercially reasonable efforts to cause the Shelf Registration to become effective and thereafter to keep it continuously effective, and to prevent the happening of any event of the kind described in Sections 4(c)(3), (4), (5) or
(6) hereof that requires the Company to give notice pursuant to the last paragraph of Section 4 hereof, for a period terminating on the second year anniversary of the date on which the SEC declares the Shelf Registration effective, or such shorter period as shall terminate on the date on which all the Registrable Securities and Enloe Shares covered by the Shelf Registration have been sold pursuant to such Shelf Registration, or such period that may be an extended period pursuant to the last paragraph of Section 4 hereof. The Company shall only be obligated to file one Shelf Registration which obligation shall be deemed to have been satisfied when a Shelf Registration has been filed, declared effective and remained effective for a substantial portion of the foregoing two year period, unless the Registrable Securities and Enloe Shares covered by such Shelf Registration shall have been sold prior to the expiration of such two year period. The offerings of Registrable Securities and Enloe Shares pursuant to the Shelf Registration shall not be in the form of an Underwritten Offering. The Enloe Shares shall be deemed to be "Registrable Securities" under Sections 3, 4, 5, 6, and 8 of this Agreement for purposes of implementing the provisions of this
Section 2(a).

                 (b)      Demand Registration.

                 At any time during the period commencing on the first anniversary of the Closing Date and ending when the holders of the Registrable Securities (i) own, in the aggregate, less than 5% of the issued and outstanding shares of Common Stock and (ii) are not Affiliates of the Company, any holder or holders of not less than 20% of the Registrable Securities may make two written requests (a "Demand Notice") for registration under the Securities Act (a "Demand Registration") of the Registrable Securities held by such holder or holders; provided, however, that the number of shares of Registrable Securities requested to be registered shall have a "fair market value" (determined pursuant to the next sentence) in excess of $5,000,000. For purposes of this Agreement, fair market value of the Registrable Securities shall be determined as follows: (i) if the security is listed on any established stock exchange or a national market system, including, without limitation, the National Market System of the National Association of Securities Dealers Automated Quotation System, its fair market value shall be the closing sales price or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) on the business day immediately preceding the date of the Demand Notice (or if there are no sales or bids for such date, then for the last preceding business day for such sales or bids), as reported in The Wall Street Journal or similar publication; (ii) if the security is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the security on the date of the Demand Notice (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices); or (iii) in the absence of an established market for the security, the fair market value shall be determined in good faith by the Company's Board of Directors, with reference to the Company's net worth, prospective earning power, dividend-paying capacity and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business (all of such factors determined as of the date of the Demand Notice).

                 Within ten days after receipt of each Demand Notice, the Company shall give written notice of such registration request to all non-requesting holders of Registrable Securities and shall, subject to the provisions of the following paragraph, include in such registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within 15 days after the receipt of the notice of such demand registration request by the applicable holder. Both the Demand Notice and any request to have Registrable Securities included in a Demand Registration will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. A registration requested pursuant to this

Section 2(b) will not be deemed to have been effected unless the Registration Statement relating thereto has become effective under the Securities Act; provided, however, that if, after such Registration Statement has become effective, the offering of the Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected and the right to request a Demand Registration hereunder shall be reinstated. The holder or holders requesting a registration pursuant to this Section 2(b) may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke such request with respect to their Registrable Securities by providing a written notice to the Company revoking such request the Company shall withdraw such Registration Statement, such registration will be deemed not to have been effected, and the right to request a Demand Registration hereunder shall be reinstated.

                 The offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering. If the managing underwriter or underwriters of such offering advise the Company and the holders of Registrable Securities that the number of shares of Registrable Securities requested to be included in such offering is sufficiently large to materially and adversely affect the success of such offering, the Company will include in such registration the aggregate number of Registrable Securities which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect and the Registrable Securities to be included in such registration shall be allocated, (i) first to the holder or holders making such demand, (ii) second among the other holders of Registrable Securities pro rata (according to the Registrable Securities proposed to be included in such offering by such holders) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters, and (iii) third among the Company and any other holders of registration rights in respect of securities of the Company in accordance with the terms of the agreements granting such rights. No Investor shall be entitled to effect a Demand Notice under this Section 2(b) within 180 days after the closing date of an Underwritten Offering; provided, however, that this restriction on effecting a Demand Notice shall not apply if such Underwritten Offering was pursuant to an Enloe Offering that has been completed. The holder or holders giving the Demand Notice shall select the managing underwriter or underwriters of an underwriter offering under this subsection 2(b), such managing underwriter or underwriters to be reasonably acceptable to the Company.

                 No registration pursuant to a request or requests referred to in this subsection 2(b) shall be deemed to be a Shelf Registration.

                 (c) Incidental Registration. If, at any time during the period commencing on the first anniversary date of the Closing Date (or with respect to an Enloe Offering at any time commencing on the date of this Agreement) and ending when the holders of Registrable Securities (i) own, in the aggregate, less than 5% of the issued and outstanding shares of Common Stock and (ii) are not Affiliates of the Company, the Company proposes to file a registration statement under the Securities Act (other than in connection with the Shelf Registration, a Demand Registration, a Registration Statement on Form S-4 or S-8 or any form substituting therefor, or a registration statement relating to issuances of securities other than Common Stock (or securities convertible into common stock) by the Company) with respect to an offering of any class of security by the Company for its own account or for the account of any of its security holders, then the Company shall give written notice of such proposed filing to the holders of the Registrable Securities as soon as practicable (but in no event less than thirty days before the anticipated filing date), and such notice shall offer such holders the opportunity to register such number of Registrable Securities as each such holder may request. Each holder of Registrable Securities desiring to have its Registrable Securities registered under this subsection 2(c) shall so advise the Company in writing within 15 days after the date of receipt of such notice from the Company (which request shall set forth the number of Registrable Securities for which registration is requested). The Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein, and, if such registration is an Underwritten Registration, the Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters to permit the Registrable Securities requested to be included in the registration statement for such offering to be included (on the same terms and conditions as similar securities of the Company included therein to the extent appropriate); provided, however, that if the managing underwriter or underwriters of such offering informs the holders of such Registrable Securities that the total number of securities that the Company, the holders of Registrable Securities, or other persons propose to include in such offering is such that the success of the offering would be materially and adversely affected by inclusion of the securities requested to be included, then the amount of securities to be offered for the accounts of the Company, the holders of Registrable Securities and other holders registering securities pursuant to registration rights shall be allocated as follows:

                 (i) if such registration has been initiated by the Company as a primary offering, first to the securities sought to be included by the Company, second to the Registrable Securities sought to be included by the holders thereof and the securities sought to be included by other holders of registration rights whose rights are not expressly subordinated to the rights of holders of Registrable Securities, pro rata, on the basis of the number of securities proposed to be included in such offering by each such holder, and third to all other securities sought to be included by holders of registration rights whose rights are expressly subordinated to the rights of holders of Registrable Securities, pro rata, on the basis of the number of securities proposed to be included in such offering by each such holder; and

                 (ii) if such registration has been initiated by another holder of registration rights (other than pursuant to Section 2(b) hereof), first to the securities sought to be included by such demanding holder (the holders of the Enloe Shares being considered as one holder for such purpose), second to the Registrable Securities sought to be included by the holders thereof and the securities sought to be included by other holders of registration rights whose rights are not expressly subordinated to the rights of holders of Registrable Securities, pro rata, on the basis of the number of securities proposed to be included in such offering, and third to the securities sought to be included by the

                          Company and to all other securities sought to be included by other holders of registration rights whose rights are expressly subordinated to the rights of holders of Registrable Securities, pro rata, on the basis of the number of securities proposed to be included in such offering by the Company and each such holder.

                 If the number of Registrable Securities sought to be registered pursuant to this Section 2(c) by a holder of Registrable Securities is reduced as provided above, such holder shall have the right to withdraw such holder's request for registration with respect to all of the Registrable Securities initially sought to be registered.

                 No registration pursuant to a request or requests referred to in this subsection 2(c) shall be deemed to be a Shelf Registration.

                 3.       Hold-Back Agreements.

                 (a) Restrictions on Public Sale by Holder of Registrable Securities. Each holder of Registrable Securities agrees, if requested by the managing underwriters in an Underwritten Offering, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in the applicable registration statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration), during the period beginning 10 days prior to the filing of the registration statement with respect to such Underwritten Offering, and ending 90 days after the effective date of the registration statement with respect to such Underwritten Offering, to the extent timely notified in writing by the Company or the managing underwriters, or, in the case of a shelf offering, the date of commencement of a public distribution of Registrable Securities pursuant to such registration statement, as applicable.

                 (b) Restrictions on Sale of Securities by the Company. The Company agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to a registration statement on Form S-4 or S-8, or any substitute form that may be adopted by the SEC) during the period beginning 10 days prior to the filing of a Registration Statement with respect to an Underwritten Offering, and ending 90 days after the effective date of the applicable Registration Statement (except as part of such Registration Statement (x) where the holders of a majority of the shares of Registrable Securities to be included in such Registration Statement consent or (y) where holders of Registrable Securities are participating in such Registration Statement pursuant to section 2(c) hereof, such Registration Statement was filed by the Company with respect to the sale of securities by the Company, and no holder is simultaneously participating in a distribution pursuant to a Registration Statement filed by the Company pursuant to section 2(b) hereof) or the date of commencement of a public distribution of Registrable Securities pursuant to such Registration Statement, as applicable.

                 4. Registration Procedures. In connection with the Company's registration obligations pursuant to Section 2 hereof, the Company will use commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

                 (a) prepare and file with the SEC, as soon as practicable, a Registration Statement relating to the applicable registration on any appropriate form under the Securities Act, which forms shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements of the Company, and use commercially reasonable efforts to cause such Registration Statement to become effective; provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Company will furnish one counsel selected by the holders of a majority of the shares of Registrable Securities covered by such Registration Statement, and the underwriters, if any, copies of all such documents proposed to be filed, which documents, subject to compliance with applicable securities laws, will be subject to the review of such counsel and underwriters, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (excluding any documents incorporated by reference) to which such counsel or the underwriters, if any, shall reasonably object; and provided further that the Company shall have the right to delay filing or effectiveness of a Registration Statement filed pursuant to Section 2(a) or Section 2(b) hereto for up to 120 days if the Company's Board of Directors determines, in good faith, that the filing or effectiveness thereof could materially interfere with a pending extraordinary transaction involving the Company or bona fide financing plans of the Company or would require disclosure of information, the premature disclosure of which would not be in the best interests of the Company, but no further delays will be permitted;

                 (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period with respect to the Shelf Registration or nine months with respect to a Demand Registration, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; the Company shall not be deemed to have used commercially reasonable efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in selling holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required under applicable law; provided that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(l) hereof, if applicable;

                 (c) notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by paragraph (n) below cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

                 (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                 (e) if reasonably requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an Underwritten Offering and in compliance with applicable securities laws, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority in number of the Registrable Securities being sold agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten (or best efforts underwritten) Offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post- effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post- effective amendment;

                 (f) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement), make available representatives of the Company for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request, subject to compliance with applicable securities laws;

                 (g) furnish to each selling holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                 (h) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                 (i) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement;

                 (j) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends except as required by the Certificate of Incorporation of the Company; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

                 (k) use commercially reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                 (l)      upon the occurrence of any event contemplated by
Section 4(c) (6) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                 (m) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                 (n) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (1) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings;
(2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Registrable Securities included in such registration, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such holders and underwriters); (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary Underwritten Offerings; (4) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 6 hereof with respect to all parties to be indemnified pursuant to said Section; and (5) the Company shall deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                 (o) make available for inspection by representatives of the holders of the Registrable Securities, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by the sellers or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order;

                 (p) comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act), covering any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and
(ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement; and

                 (q) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

                 The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing and to enter into agreements related to the distribution of the Registrable Securities that are designed to insure compliance with the Exchange Act.

                 Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(l) hereof, such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(l) hereof, or until it is advised in writing (the "ADVICE") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company such holder will deliver to the Company (at the Company's expense), all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods regarding the effectiveness of Registration Statements set forth in Section 2 hereof and Section 4(b) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(c) (6) hereof to the date when the selling holders of Registrable Securities covered by such registration statement shall receive copies of the supplemented or amended prospectus contemplated by
Section 4(l) hereof or the Advice.

                 5. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation: all registration and filing fees; all fees associated with a required listing of the Registrable Securities on any securities exchange; fees and expenses with respect to filings required to be made with the NASD; fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate); printing expenses, messenger, telephone and delivery expenses; fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 4(n) hereof); securities acts liability insurance, if the Company so desires; all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); the expense of any annual audit; and the fees and expenses of any Person, including special experts, retained by the Company (all such expenses being herein called "REGISTRATION EXPENSES") will be borne by the Company regardless of whether the Registration Statement becomes effective. The Company shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Registrable Securities or fees and expenses of counsel to the holders of Registrable Securities.

                 6.       Indemnification; Contribution.

                 (a) Indemnification by Company. The Company agrees to indemnify and hold harmless each holder of Registrable Securities and its partners, and their respective officers, directors, employees, agents, and Affiliates, and each Person who controls such Person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the holders of Registrable Securities expressly for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities, if requested.

                 (b) Indemnification by Holder of Registrable Securities. Each holder of Registrable Securities agrees to indemnify and hold harmless the Company, each other holder and their respective directors, officers, employees, agents, and Affiliates and each Person who controls the Company and as such other Person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder to the Company specifically for inclusion in such Registration Statement or Prospectus. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

                 (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) based upon advice of counsel of such Person, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not be permitted to assume the defense of such claim on behalf of such Person), in each of which events the fees and expenses of such counsel shall be at the expense of the indemnifying party. The indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party shall indemnify and hold harmless the indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                 (d) Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and each such indemnifying party, but also the relative fault of the indemnified party and each such indemnifying party, as well as any other relevant equitable considerations, provided, that no holder of Registrable Securities shall be required to contribute an amount greater than the dollar amount of the proceeds received by such holder with respect to the sale of the Registrable Securities giving rise to such indemnification obligation. The relative fault of the Company on the one hand and of the selling holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentations.

                 7. Rule 144. The Company hereby agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities made after the first anniversary of the Closing Date, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

                 8. Participation in Underwritten Registrations. No Person may participate in any Underwritten Registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 8 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

                 9.       Miscellaneous.

                 (a) Remedies. Each party hereto, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement to the extent available under applicable law. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                 (b) Additional Registration Rights. Without the written consent of the holders of a majority of the then outstanding Registrable Securities, the Company will not on or after the date of this Agreement enter into any agreement granting registration rights to, or amending registration rights currently held by, any other Person with respect to the securities of the Company other than the Agreement Clarifying Registration Rights in the form attached to the Stock Purchase Agreement; provided, however, the Company may grant incidental registration rights that are expressly junior or subordinate to the rights granted to the holders of Registrable Securities hereunder with respect to any incidental registration rights of the type described in Section 2(c) hereof. Any agreement entered into pursuant to such consent shall not be amended without a further written consent of the holders of a majority of the then outstanding Registrable Securities.

                 (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and holders of at least 75% of the then outstanding Registrable Securities.

                 (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air courier guaranteeing overnight delivery:

                          (i) if to the Investor, at the most current address given by the Investor to the Company, in accordance with the provisions of this subsection, which address initially is 200 Crescent Court, Suite 1350, Dallas, Texas 75202, Attention: General Partner;

                          (ii) if to the Company, at the most current address given by the Company to the Investor, in accordance with the provision of this subsection, which address initially is 600 N. Pearl Street, Suite 420, LB#168, Dallas, Texas 75201, Attention: President; and

                          (iii) if to any transferee, at the address given by such transferee to the Company in accordance with the provisions of this subsection.

                 (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent holders of Registrable Securities; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Stock Purchase Agreement; and provided, further, that holders of Registrable Securities may not assign their rights under this Agreement except in connection with the permitted transfer of Registrable Securities and then only insofar as relates to such Registrable Securities. If any transferee shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, and such Person shall be entitled to receive the benefits hereof.

                 (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE.

                 (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter other than the Agreement Clarifying Registration Rights in the form attached to the Stock Purchase Agreement..

                 (k) Legal Fees. In any proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

                 (l) Third Party Beneficiary. The holders of Enloe Shares shall be third party beneficiaries of the provisions of Section 2(a) of this Agreement, and such holders shall be entitled to enforce such provisions of this Agreement as if they were parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date first written above.


                                        [NEWCO]



                                        By:
                                            -----------------------------------
                                            Name:Robert Ted Enloe
                                            Title:President


                                        HUNTER'S GLEN/FORD, LTD.

                                        By:
                                            -----------------------------------
                                            Name:Gerald J. Ford
                                            Title:General Partner

                                   EXHIBIT C


                    AGREEMENT CLARIFYING REGISTRATION RIGHTS

                                   EXHIBIT C

                    AGREEMENT CLARIFYING REGISTRATION RIGHTS

         This Agreement Clarifying Registration Rights (this "Agreement") is dated as of ______________, 1996, and is by and among ______________, a
Delaware Corporation (the "Issuer"), R. Ted Enloe III, an individual ("Enloe"), the Enloe Descendants' Trust, a Texas trust (the "Trust"), and Hunter's Glen/Ford, Ltd., a Texas limited partnership ("Purchaser").

                                r e c i t a l s

         WHEREAS, Liberte Investors, a Massachusetts business trust ("Liberte"), has previously granted Enloe registration rights in connection with 400,000 shares of beneficial interest of Liberte ("Shares of Beneficial Interest"), pursuant to Sections 9 and 10 of a Stock Option Agreement dated as of May 7, 1993 as amended by the Agreement Regarding Registration Rights, Amendment of Stock Option Agreement, and Ratification of Pledge Agreement date as of November 13, 1995, among the Issuer, the Trust and Enloe (the "Stock Option Agreement");

         WHEREAS, in connection with the transfer of such 400,000 Shares of Beneficial Interest to the Trust, Enloe transferred, conveyed and assigned such registration rights (the "Trust Registration Rights") to the Trust, and Liberte consented to such transfer, conveyance and assignment;

         WHEREAS, Liberte's rights and obligations in respect of the Trust Registration Rights and the Stock Option Agreement have been conveyed, assigned and transferred to, and assumed by, the Issuer;

         WHEREAS, on January 16, 1996, the Purchaser and Liberte entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which the Purchaser has purchased shares of the Issuer's Common Stock, par value $.01 per share (the Common Stock");

         WHEREAS, the Purchaser and the Issuer have entered into a Registration Rights Agreement dated as of the date hereof (the "Purchaser Registration Rights Agreement"), pursuant to which the Issuer has granted the Purchaser certain registration rights in connection with the shares of Common Stock purchased by the Purchaser pursuant to the Stock Purchase Agreement (the "Purchaser Registration Rights");

         WHEREAS, the parties hereto desire to clarify the interaction of the Trust Registration Rights and the Purchaser Registration Rights.

                              A G R E E M E N T

         NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Extension of Trust Registration Rights. The Trust Registration Rights shall be available for and shall apply to all shares of Common Stock held by the Trust, Enloe or Enloe's spouse, to the extent such shares derive from (i) the 719,000 Shares of Beneficial Interest owned by the Trust as of the date of the Stock Purchase Agreement, (ii) the 38,000 Shares of Beneficial Interest owned by Enloe in his Keogh Plan as of the date of the Stock Purchase Agreement, and (iii) the 2,000 Shares of Beneficial Interest owned by Enloe's spouse as of the date of the Stock Purchase Agreement. Such shares held by the Trust shall be deemed "Registrable Securities" under Sections 9 and 10 of the Stock Option Agreement. Such shares held by Enloe and Enloe's spouse shall be deemed "Registrable Securities" under Section 10 of the Stock Option Agreement, but not under Section 9 thereof; provided, that if the Trust exercises a demand right under Section 9 of the Stock Option Agreement, Enloe and Enloe's spouse may include their shares in the resulting offering pursuant to Section 10 of the Stock Purchase Agreement.

         2. Effectiveness of Sections 3 and 4. The provisions of Section 3 and 4 of this Agreement shall only be effective during the period commencing on the first anniversary date of the Closing Date (as defined in the Stock Purchase Agreement) and ending on the date when either the Trust, Enloe, and Enloe's spouse, on the one hand, or the Purchaser, one the other hand, no longer owns securities of the Issuer for which it has registration rights under the Stock Option Agreement (as modified by this Agreement) or the Purchaser Registration Rights Agreement, as applicable.

         3.      Exercise of Demand Rights; Primary Offerings by the Issuer

         (a) Exercise of Demand Rights by Trust. In the event the Trust exercises demand registration rights as to securities of the Issuer owned by it in accordance with Section 9 of the Stock Option Agreement, the Purchaser shall be entitled to exercise its Purchaser Registration Rights in accordance with (but only to the extent provided in) Section 2(c) of the Purchaser Registration Rights Agreement, and Enloe and Enloe's spouse shall be entitled to exercise their Trust Registration Rights in accordance with (but only to the extent provided in) Section 10 of the Stock Option Agreement; provided, that in the event such registration is an Underwritten Offering (as defined in the Purchaser Registration Rights Agreement), if the managing underwriter or underwriters of such Underwritten Offering informs the Issuer, the Trust, Enloe, Enloe's spouse and the Purchaser that the total number of securities that the Issuer proposes to register on behalf of the Trust, Enloe, Enloe's spouse, the Purchaser, and the Issuer is such that the success of the offering would be materially and adversely affected by inclusion of the securities requested to be included, then the amount of securities to be offered for the accounts of the Issuer, the Trust, Enloe, Enloe's spouse, and the Purchaser shall be allocated as follows: first to securities sought to be included by the Trust, Enloe and Enloe's spouse, second to securities sought to be included by the Purchaser, and third to securities sought to be included by the Issuer.

         (b) Exercise of Demand Right by the Purchaser. In the event the Purchaser exercises demand registration rights as to securities of the Issuer owned by it in accordance with Sections 2(b) of the Purchaser Registration Rights Agreement, the Trust, Enloe and Enloe's spouse shall be entitled to exercise their Trust Registration Rights in accordance with (but only to the extent provided in) Section 10 of the Stock Option Agreement; provided, that in the event such registration is an Underwritten Offering, if the managing underwriter or underwriters of such Underwritten Offering informs the Issuer, the Trust, Enloe, Enloe's spouse, and the Purchaser that the total number of securities that the Issuer proposes to register on behalf of the Purchaser, the Trust, Enloe, Enloe's spouse, and the Issuer is such that the success of the offering would be materially and adversely affected by inclusion of the securities requested to be included, then the amount of securities to be offered for the accounts of the Issuer, the Trust, Enloe, Enloe's spouse and the Purchaser shall be allocated as follows: first to securities sought to be included by the Purchaser, second to securities sought to be included by Trust, Enloe and Enloe's spouse and third to securities sought to be included by the Issuer.

         (c) Primary Underwritten Offering by the Issuer. In the event the Issuer proposes to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), in respect of a primary offering by the Issuer and other than pursuant to exercise of a demand right by the Purchaser pursuant to Section 2(b) of the Purchaser Registration Rights Agreement, (i) the Trust, Enloe and Enloe's spouse shall be entitled to exercise their Trust Registration Rights in accordance with (but only to the extent provided in) Section 10 of the Stock Option Agreement, and (ii) the Purchaser shall be entitled to exercise its Purchaser Registration Rights in accordance with (but only to the extent provided in) Section 2(c) of the Purchaser Registration Rights Agreement; provided, that in the event such registration is an Underwritten Offering, if the managing underwriter or underwriters of such Underwritten Offering informs the Issuer, the Trust, Enloe, Enloe's spouse and the Purchaser that the total number of securities that the Issuer proposes to register on behalf of the Trust, Enloe, Enloe's spouse, the Purchaser, and the Issuer is such that the success of the offering would be materially and adversely affected by inclusion of the securities requested to be included, then the amount of securities to be offered for the accounts of the Issuer, the Trust, Enloe, Enloe's spouse, and the Purchaser shall be allocated as follows: first to securities sought to be included by the Issuer, and second to securities sought to be included by the Trust, Enloe, Enloe's spouse, and the Purchaser, pro rata, on the basis of the number of Shares sought to be included by the Trust, Enloe and Enloe's spouse on the one hand and the Purchaser on the other hand.

         4.      Hold-Back Agreements.

         (a) The Purchaser. In the event the Trust exercises a demand registration right in accordance with Section 9 of the Stock Purchase Agreement, the Purchaser hereby agrees not to effect any public sale or distribution of securities of the Issuer of the same class as the securities included in the applicable registration statement, including a sale pursuant to Rule 144 under the Securities Act (except as a part of the offering in respect of the exercise of such demand right), during the period beginning 10 days prior to the filing of the registration statement and ending 90 days after the effective date of such registration statement with respect to such Underwritten Offering, to the extent timely notified in writing by the Issuer or the managing underwriters.

         (b) The Trust, Enloe and Enloe's Spouse. In the event the Purchaser exercises a demand registration right in accordance with Sections 2(b) of the Purchaser Registration Rights Agreement, the Trust, Enloe and Enloe's spouse hereby agree not to effect any public sale or distribution of securities of the Issuer of the same class as the securities included in the applicable registration statement, including a sale pursuant to Rule 144 under the Securities Act (except as a part of the offering in respect of the exercise of such demand right), during the period beginning 10 days prior to the filing of the registration statement, and ending 90 days after the effective date of such registration statement, to the extent timely notified in writing by the Issuer or the managing underwriters.

         (c) The Purchaser, the Trust, Enloe and Enloe's Spouse. In the event the Issuer files a registration statement under the Securities Act in respect of a primary offering by the Issuer, the Purchaser, the Trust, Enloe and Enloe's spouse hereby agree not to effect any public sale or distribution of securities of the Issuer of the same class as the securities included in the applicable registration statement, including a sale pursuant to Rule 144 under the Securities Act (except as a part of the offering in respect of the exercise of such demand right), (i) in the event such primary offering is an Underwritten Offering, during the period beginning 10 days prior to the filing of the registration statement with respect to such Underwritten Offering, and ending 90 days after the effective date of the registration statement with respect to such Underwritten Offering, to the extent timely notified in writing by the Issuer or the managing underwriters of such Underwritten Offering, or
(ii) in the case of a shelf offering, 90 days after the commencement of a public distribution of Registrable Securities (as such term is defined in the Stock Option Agreement and Purchaser Registration Rights Agreement, respectively) pursuant to such registration statement.

         5. Transferability of Trust Registration Rights. The Trust Registration Rights held by the Trust, Enloe and Enloe's spouse shall be transferable without consent of the Issuer or any other person to any successor holders of Registrable Securities (as such term as defined in the Stock Option Agreement) held by the Trust, Enloe and Enloe's spouse as of the date of this Agreement.

         6. Enloe Registration Expenses. "Registration Expenses" as defined in Section 9(d) of the Stock Option Agreement shall not include any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities (as such term is defined in the Stock Option Agreement).

         7. Successor Registration Rights. The terms "Trust," "Enloe," "Enloe's spouse," and "Purchaser" as used in this Agreement shall include any successor holders of the Registrable Securities (as such term is defined in the Stock Option Agreement and the Purchaser Registration Rights Agreement, respectively) held by the Trust, Enloe, Enloe's spouse, or the Purchaser as of the date of this Agreement.

         8. This Agreement Controls. In the event of a conflict or ambiguity in interpretation between this Agreement and the Stock Option Agreement or the Purchaser Registration Rights Agreement, or both, the provisions of this Agreement shall control.

         9.      Miscellaneous.

         (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of all of the parties hereto.

         (b) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (c) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE CONFLICTS OF LAWS PROVISIONS THEREOF.

         (d) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (e) Third Party Beneficiary. Enloe's spouse is a third party beneficiary of this Agreement, and is entitled to enforce such provisions of this Agreement as if she were a party hereto.

         (f) Entire Agreement. This Agreement, the Stock Option Agreement, and the Purchaser Registration Rights Agreement are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement, the Stock Option Agreement and the Purchaser Registration Rights Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.


                           [SIGNATURES ON NEXT PAGE]

                 IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement as of the date first written above.


                                            NEWCO


                                        By:
                                            ------------------------------
                                            Robert Ted Enloe III
                                            President


                                        HUNTER'S GLEN/FORD, LTD.


                                        By:
                                            ------------------------------
                                            Gerald J. Ford
                                            General Partner


                                        ENLOE DESCENDANTS' TRUST


                                        By:
                                            ------------------------------
                                            Robert Ted Enloe III
                                            Investment Trustee



                                        ----------------------------------
                                        Robert Ted Enloe III